UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ESSEX RENTAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ESSEX RENTAL CORP.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held June 16, 2011

To the Stockholders of
Essex Rental Corp.

You are invited to attend the annual meeting of stockholders (the “Meeting”) of ESSEX RENTAL CORP., a Delaware corporation (the “Company”), at the offices of Hyde Park Holdings, LLC, 500 Fifth Avenue, 50th Floor, New York, New York 10110 on Thursday, June 16, 2011, at 10:00 A.M., for the following purposes:

(1)	To elect directors of the Company as Class A directors to serve for a term of two years and until their successors have been duly elected and qualified;

(2)	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the 2011 fiscal year;

(3)	To hold a non-binding advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

(4)	To hold a non-binding advisory vote on the frequency of advisory votes on executive compensation;

(5)	To approve the Company’s 2011 Long-Term Incentive Plan; and

(6)	To consider and act upon such other matters as may properly come before the Meeting.

Only stockholders of record at the close of business on April 29, 2011 are entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof.  A list of the stockholders of the Company as of the close of business on April 29, 2011 will be available for inspection during business hours for ten days prior to the Meeting at the Company’s principal executive offices located at 1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois 60089.

Please fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and mail it promptly in the enclosed postage-paid envelope to make sure that your shares are represented at the Meeting.  If you attend the Meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card.

By order of the Board of Directors,

CAROL ZELINSKI, Secretary
New York, New York April 29, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 16, 2011:

Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2010 are available at:
http://www.cstproxy.com/essexrentalcorp/2011

ESSEX RENTAL CORP.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 16, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, also referred to as the Board, of ESSEX RENTAL CORP., a Delaware corporation, to be used at the annual meeting of stockholders (the “Meeting”) of the Company which will be held at the offices of Hyde Park Holdings, LLC, 500 Fifth Avenue, 50th Floor, New York, New York 10110 on Thursday, June 16, 2011, at 10:00 A.M., and at any adjournment or adjournments thereof.  All references in this Proxy Statement to the “Company”, “we”, “us”, and “our” refer to Essex Rental Corp., together with its wholly-owned subsidiaries, Essex Holdings, LLC (“Holdings”), Essex Crane Rental Corp. (“Essex Crane”), Essex Finance Corp. (“Essex Finance”), Coast Crane Company (“Coast Crane”) and Coast Crane Ltd. (“Coast Crane Ltd.”), unless the context otherwise requires.

Stockholders who execute proxies in the accompanying form retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy.  Unless so revoked, the shares represented by proxies will be voted at the Meeting.  The shares represented by the proxies solicited by our Board of Directors will be voted in accordance with the directions given therein, but if no direction is given, such shares will be voted: (i) FOR the election of the named directors nominees as Class A directors; (ii) FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2011 fiscal year; (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed; (iv) FOR the approval, on an advisory basis, of a vote on executive compensation every year; and (v) FOR the approval of the Company’s 2011 Long-Term Incentive Plan.

Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. The affirmative vote of (i) a plurality of the shares present at the Meeting and entitled to vote on the subject matter is required to elect the director nominees to the Board of Directors; and (ii) a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2011 fiscal year, approve the compensation of the Company’s Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission,  approve the Company’s 2011 Long-Term Incentive Plan and approve any other business which may properly come before the Meeting. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the Meeting for quorum purposes. However, the vote on executive compensation is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee. The Board of Directors and the Compensation Committee may take into account the outcome of the vote when making future executive compensation decisions.  Similarly, the vote on the frequency of advisory votes on executive compensation in the future are advisory and, therefore, not binding on the Company. If one of the frequency options (one year, two years or three years) receives the vote of a majority of the votes duly cast by the holders of Common Stock, it will be the frequency preferred by the stockholders. Because this vote is advisory and not binding on the Company or the Board of Directors, the Board will consider the vote, but may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option determined to be the frequency preferred by the stockholders.

Abstentions will count as a vote against the proposals, other than the election of directors.  Abstentions will not have an effect on the election of directors because directors are elected by a plurality of the votes cast.  Broker “non-votes” are not counted in the tabulations of the votes cast on any of the proposals.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Our principal executive offices are located at 1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois 60089.  The approximate date on which this Proxy Statement and the enclosed form of proxy are to be first sent or given to stockholders is on or about May 3, 2011.

There were 23,795,181 shares of common stock, par value $.0001 per share (the “Common Stock”) outstanding on April 29, 2011. Holders of Common Stock of record at the close of business on April 29, 2011 will be entitled to one vote for each share of Common Stock of the Company then held.  Only stockholders of record at the close of business on April 29, 2011 will be entitled to vote.

As of April 29, 2011, there was one holder of record of our units, 136 holders of record of our Common Stock and one holder of record of our warrants.

 PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is divided into two classes of directors, with the classes as nearly equal in number as possible, each serving staggered two-year terms.  As a result, approximately one half of our Board of Directors will be elected each year.

The terms of office of our Board of Directors are:

•	Class A directors, whose term will expire at this Annual Meeting of Stockholders and when their successors are duly elected and qualify; and

•	Class B directors, whose term will expire at the Annual Meeting to be held in 2012 and when their successors are duly elected and qualify.

Our Class A directors are Edward Levy, Daniel H. Blumenthal and John G. Nestor; our Class B directors are Laurence S. Levy and Ronald Schad.

Three directors will be elected at the Meeting as our Class A directors for a term of two years expiring at the Annual Meeting of Stockholders to be held in 2013 and until their successors shall have been elected and shall qualify.  The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Meeting.   Each proxy received will be voted FOR the election of the nominee named below unless otherwise specified in the proxy.  At this time, our Board of Directors knows of no reason why any nominee might be unable to serve.  There are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.

Our Corporate Governance/Nominating Committee has reviewed the qualifications of the nominees for directors and has recommended each nominee for election to the Board of Directors.

Name of Nominee	Principal Occupation	Age	Year Became a Director

Edward Levy	President of Rand Logistics, Inc.	47	2006
Daniel H. Blumenthal	Managing Partner of Blue River Partners	47	2008
John G. Nestor	Senior Managing Partner of Kirtland Capital Partners	66	2009

Edward Levy has been a member of our board of directors since our inception and was our president from our inception until we acquired Essex Crane on October 31, 2008.  Since June 2006, Mr. Levy has been the president of Rand Logistics, Inc.  From its inception in June 2004 to June 2006, Mr. Levy acted as special advisor to Rand Logistics, Inc.  Mr. Levy was a managing director of CIBC World Markets Corp. from August 1995 through December 2004, and was co-head of CIBC World Markets Corp.’s Leveraged Finance Group from June 2001 until December 2004.  From February 1990 to August 1995, Mr. Levy was a managing director of Argosy Group L.P., a private investment banking firm.  Since June 1998, Mr. Levy has been a member of the board of managers of Norcross Safety Products LLC, a reporting company under the Securities Exchange Act of 1934, as amended, engaged in the design, manufacture and marketing of branded products in the fragmented personal protection equipment industry.  Mr. Levy is currently a director of Derby Industries.  From July 1999 until March 2005, he was also a director of Booth Creek Ski Holdings, Inc., a reporting company under the Securities Exchange Act of 1934 that owns and operates six ski resort complexes encompassing nine separate resorts. During the past five years, Mr. Levy served as a member of the board of directors of the following public companies: Booth Creek Ski Holdings, Inc. and Norcross Safety Products, LLC.  Mr. Levy is a member of the board of directors of a number of other privately-held companies.  Mr. Levy received a B.A. from Connecticut College. Mr. Levy is not related to Laurence S. Levy.  In light of Mr. Levy’s financial and investment knowledge, his service on boards and as an advisor to other public and private companies, and the knowledge and experience he has gained from such service, including his ability and expertise in evaluating potential investment opportunities and in the area of corporate governance, our Board and Corporate Governance/Nominating Committee have concluded that Mr. Levy should continue to serve as a member of our Board of Directors.

Daniel H. Blumenthal has served on our board of directors since we acquired Essex Crane on October 31, 2008.  In 2007, Mr. Blumenthal founded Blue River Partners; a private equity firm based in Chicago, and has served as its Managing Partner since its formation.  In 2009, Mr. Blumenthal founded Blue River PetCare, L.L.C., a consolidator of veterinary hospitals, in which Mr. Blumenthal serves as Chief Executive Officer.  Prior to forming Blue River Partners, he was a founder and Managing Partner of Willis Stein & Partners, a private equity firm founded in 1995, where he served on the Boards of Directors of National Veterinary Associates, Inc., Paradigm Health, Inc., Interval International Corp., Baker & Taylor Corp., Roll Coater, Inc., Strategic Materials, Inc. and Aavid Thermal Technologies, Inc.  Prior to the formation of Willis Stein & Partners, Mr. Blumenthal was Vice President of Continental Illinois Venture Corporation from 1993 to 1995 and was a corporate tax attorney with Latham & Watkins from 1988 to 1993.  During the past five years, Mr. Blumenthal also served as a member of the board of directors of ANSYS, Inc., a publicly traded company.  Mr. Blumenthal received his J.D., cum laude, from Harvard Law School and B.A. in Economics and History, summa cum laude, from Brandeis University.  Mr. Blumenthal has extensive experience in initiating investment opportunities and structuring acquisitions including over 23 years of transaction and investment management experience as a private equity investor and transactional attorney.  In light of Mr. Blumenthal’s extensive experience, the Board believes that Mr. Blumenthal provides important insight for the Company’s growth strategy.  His significant financial expertise and experience contributes to the Board’s understanding and ability to analyze complex issues and our Board and Corporate Governance/Nominating Committee have concluded that Mr. Blumenthal should continue to serve as a member of our Board of Directors.

John G. Nestor has served on our board of directors since September 1, 2009.  Mr. Nestor joined Kirtland Capital Partners in 1986 and he is currently the Chairman, Senior Managing Partner and Chief Executive Officer of this private investment firm (and previous majority owner of Essex Crane Rental Corp.)  Mr. Nestor is also the chairman of SmartSource Computer and Audio Visual Rentals.  Mr. Nestor serves as a trustee of the Saint Ignatius High School Board of Regents.  Mr. Nestor previously served as a director of PVC Container Corporation, Fairmount Minerals, Ltd., and Bristol Corporation and was chairman of the board of directors of Unifrax Corporation, TruSeal Technologies, Inc. and Burcliff Industries, Inc., all of which were portfolio companies of Kirtland Capital Partners.  Mr. Nestor earned a Bachelor’s degree from Georgetown University, an MBA from the University of Notre Dame and an M.A. in Urban Studies from Loyola University of Chicago.  He served as Essex Crane Rental’s chairman for over eight years and is familiar with its business and strategy. His knowledge of the business, coupled with his experience, enables him to provide meaningful input and guidance and our Board and Corporate Governance/Nominating Committee have concluded that Mr. Nestor should continue to serve as a member of our Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of the named Class A nominees, Edward Levy, Daniel H. Blumenthal and John G. Nestor, to our Board of Directors.  Proxies received in response to this solicitation will be voted FOR the election of the named Class A nominees to our Board of Directors unless otherwise specified in the proxy.

Information Regarding Other Members of the Board of Directors

The following table sets forth information with respect to each of the other members of the Board of Directors whose term extends beyond the Meeting, including the Class of such director and the year in which each such director’s term would expire.

Name	Age	Year Became a Director	Year Term Expires

Laurence S. Levy	54	2006	2012 Class B
Ronald Schad	52	2008	2012 Class B

Laurence S. Levy has served as our chairman of the board since the Company’s inception and served as the Company’s chief executive officer from our inception until we acquired Essex Crane on October 31, 2008.  Mr. Levy has been the chairman of the board of directors and chief executive officer of Rand Logistics, Inc. (originally known as Rand Acquisition Corporation), a company that provides bulk freight shipping services throughout the Great Lakes region, since its inception in June 2004.  Mr. Levy founded the predecessor to Hyde Park Holdings, LLC in July 1986 and has since served as its chairman.  Hyde Park Holdings, LLC is an investor in middle market businesses.  Mr. Levy serves as an officer or director of several companies in which Hyde Park Holdings, LLC or its affiliates have made investments.  Presently, these companies include: Ozburn-Hessey Logistics LLC, a national logistics services company, of which Mr. Levy is a director; Derby Industries LLC, a sub-assembly business to the appliance, food and transportation industries, of which Mr. Levy is chairman; PFI Resource Management LP, an investor in the Private Funding Initiative program in the United Kingdom, of which Mr. Levy is general partner; Regency Affiliates, Inc., a diversified company, of which Mr. Levy is chairman, chief executive officer and president; and Warehouse Associates L.P., a provider of warehouse and logistics services, of which Mr. Levy is chairman.  Mr. Levy is a director of Sunbelt Holdings, Inc., a leading distributor of wine and spirits.  During the past five years, Mr. Levy served on the Board of Directors of Rand Logistics, Inc., a publicly traded company, and Regency Affiliates, Inc., which was a public company until it terminated its registration with the Securities and Exchange Commission in October 2010.  Mr. Levy received a Bachelor of Commerce degree and a Bachelor of Accountancy degree from the University of Witwatersrand in Johannesburg, South Africa and an M.B.A. from Harvard University, where he graduated as a Baker Scholar.  He is a Chartered Accountant (South Africa).  Mr. Levy is not related to Edward Levy.  In light of Mr. Levy’s financial, accounting and investment knowledge, his service on boards and as an advisor to other public and private companies, and the knowledge and experience he has gained from such service, including his ability and expertise in evaluating potential investment opportunities and in the area of corporate governance, our Board and the Corporate Governance/Nominating Committee have concluded that Mr. Levy should continue to serve as a member of our Board of Directors.

Ronald Schad has served as our President and Chief Executive Officer and as a member of our Board since October 31, 2008 and has served as the president and chief executive officer of Essex Crane since 2000.  Prior to joining Essex Crane, Mr. Schad spent over 15 years with Manitowoc Crane Group and was most recently its Executive Vice President and General Manager, where he was responsible for over $350 million in sales.  Prior to that position, Mr. Schad held various service and sales related positions with Manitowoc.  Mr. Schad also held engineering and management positions with responsibility for nuclear device handling cranes at Reynolds Electrical and Engineering Co., the prime contractor for the Nevada Test Site.  Mr. Schad graduated from the University of Wisconsin-Madison with a BS in Engineering.  As a recognized leader in the crane industry, Mr. Schad is actively involved in many of the industry’s associations including serving on the Boards of both the Specialized Carriers and Rigging Association (“SC&RA”) and the National Commission for the Certification of Crane Operators (“NCCCO”).  Pursuant to Mr. Schad's employment agreement with Essex Rental and Essex Crane, Essex Rental agreed to use its best efforts to cause Mr. Schad to be elected to our Board of Directors and serve as a member of our Board of Directors throughout the term of such agreement.  Should Mr. Schad cease to be a member of our Board of Directors, he may decide to terminate his employment with the Company and then he would be eligible to receive termination benefits in accordance with his employment agreement as described below under the section titled “Termination Benefits”.  As a result of over 25 years working in the crane industry including roles in engineering, marketing and executive management, including approximately 11 years with Essex Crane, Mr. Schad has acquired specialized knowledge relevant to Essex’s business and industry.  As a member of the Board of Directors, Mr. Schad provides Essex with expertise and insight into the crane industry, including trends in the crane rental industry and the end markets in which Essex’s customers operate. In light of Mr. Schad’s industry and equipment expertise and experience he has gained from such service, our Board and the Corporate Governance/Nominating Committee have concluded that Mr. Schad should continue to serve as a member of our Board of Directors.

Information Regarding Executive Officers

Name	Age	Position

Ronald Schad	52	Chief Executive Officer and President
Martin Kroll	54	Chief Financial Officer
Carol Zelinski	56	Secretary

For biographical information regarding Ronald Schad, please see “PROPOSAL 1 – ELECTION OF DIRECTORS” beginning on page 2 of this Proxy Statement.

Martin Kroll has been our Chief Financial Officer since we acquired Essex Crane on October 31, 2008 and has served as Essex Crane’s Chief Financial Officer and Senior Vice President since he joined Essex Crane in May 2001.  Prior to joining Essex Crane, Mr. Kroll was employed by Outokumpu Copper Group, a multi-billion dollar copper fabrication manufacturing business headquartered in Finland.  Mr. Kroll was President and Chief Financial Officer of Outokumpu’s $600 million U.S. holding company and Director of Business Development of Outokumpu’s international operations.  Prior to working at Outokumpu, Mr. Kroll served as Director of Finance at American Brass, a privately held $300 million company in the copper and brass metal fabrication business acquired in a leveraged buyout.  Prior to working at American Brass, Mr. Kroll spent eight years with PricewaterhouseCoopers LLP and is a certified public account.  Mr. Kroll received a BBA in Accounting and Finance from Niagara University and also graduated from the Mahler School of Management.

Carol Zelinski has served as our corporate secretary since October 31, 2008.  Ms. Zelinski has been an analyst at Hyde Park Holdings, LLC, a private investment firm, since 1997.  She currently serves as the Secretary of Regency Affiliates, Inc., a diversified public company and as Secretary of Rand Logistics, Inc., a public company that provides bulk freight shipping services on the Great Lakes.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Information Regarding the Board of Directors and Committees

Meetings and Attendance

During the fiscal year ended December 31, 2010, the Board met or acted by unanimous consent on twenty-one occasions.  During the fiscal year ended December 31, 2010, each of the directors attended at least 75% of the aggregate number of meetings of the Board and of any committees of the Board on which they served.  The Company does not have a policy on attendance by directors at our annual meeting of stockholders.  All of the Company’s directors attended the Company’s 2010 annual meeting of stockholders.

 Independence of Directors

Our Board affirmatively determines director independence based on an analysis of the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) and all relevant securities and other laws and regulations regarding the definition of “independent”.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his family members, and us, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors.  Our independent directors pursuant to NASDAQ rules are Laurence Levy, Edward Levy, Daniel Blumenthal and John Nestor.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  However, since the closing of the acquisition of our operating subsidiary, Essex Crane, an independent director has served as our Chairman and a separate individual has served as our Chief Executive Officer and President.  The Board has determined that having an independent director serve as Chairman is in the best interest of the Company's shareholders at this time. This structure ensures a greater role for the independent directors in the oversight of the Company, active participation of the independent directors in setting agendas and establishing Board priorities and procedures, including with respect to the Company’s corporate governance.  Further, this structure permits the Chief Executive Officer to focus on the management of the company's day-to-day operations and the execution of the Company’s strategy, while at the same time participating in the establishment of such strategy in his capacity as an employee-director.

Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company.  As part of its general risk management policies, the Board has delegated primary responsibility for reviewing the Company’s policies with respect to risk assessment and risk management to the Audit Committee.  The full Board, however, has retained responsibility for general oversight of risks, and regularly receives and considers reports from the Audit Committee and members of Essex’s senior management responsible for oversight of particular risks within the Company, including the Company’s Chief Financial Officer and Chief Executive Officer.   The Board also encourages management’s efforts to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations, including management initiatives and policies with respect to the safety of cranes and equipment that the Company rents.  The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Committees of the Board

The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee.  Our Board of Directors may also establish from time to time any other committees that it deems necessary or advisable.

Audit Committee

Our Audit Committee, which was formed as of October 31, 2008, consists of Edward Levy, Laurence Levy and Daniel Blumenthal, with Edward Levy serving as the Chairman of the Audit Committee.  All three current members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rules 5605(a)(2)  and 5605(c) of the NASDAQ listing standards.  Each member of our Audit Committee is financially literate.  In addition, Laurence Levy serves as our Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act” ), and has the financial sophistication required under the NASDAQ listing standards.  Our Audit Committee, among other things:

•	reviews our annual and interim financial statements and reports to be filed with the Securities and Exchange Commission;

•	discusses with management, internal auditors and independent auditors the adequacy and effectiveness of our accounting and financial controls and disclosure controls and procedures;

•	appoints and replaces our independent outside auditors from time to time, determining their compensation and other terms of engagement and oversees their work;

•	oversees the performance of our internal audit function;

•	conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;

•
establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	oversees our compliance with legal, ethical and regulatory matters.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing its work.  All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our Audit Committee.  During the fiscal year ended December 31, 2010, the Audit Committee met or acted by unanimous consent on five occasions.  The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards.  A copy of the Audit Committee charter is available on the investor relations section of our website at www.essexrentalcorp.com.

Audit Committee Report

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures.  The outside auditors audit the Company’s financial statements and express an opinion on the financial statements based on the audit.  The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board.  The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee has met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s financial statements for the year ended December 31, 2010 were prepared in accordance with generally accepted accounting principles.  We discussed the financial statements with both management and the independent auditors.  We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board.

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit.  We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee discussed with the independent auditors the auditor’s independence from the Company and management, including the independent auditors written disclosures required by Independent Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board.

Based on the foregoing, we have recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Audit Committee

Edward Levy, Chairman
Laurence S. Levy
Daniel H. Blumenthal

Compensation Committee

Our Compensation Committee consists of Laurence Levy, Edward Levy and Daniel Blumenthal, with Laurence Levy serving as the Chairman of the Compensation Committee.  All of these members of our Compensation Committee are “independent” as defined under Rule 5605(a)(2) of the NASDAQ listing standards.  The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Our Compensation Committee, among other things:

•	reviews and approves the compensation of our Chief Executive Officer and the other executive officers; and

•	makes recommendations to the Board with respect to incentive compensation plans and equity based plans.

The Compensation Committee’s charter does not authorize it to delegate its authority, notwithstanding its ability to engage outside consulting firms to assist in the evaluation of director or executive officers.

The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 31, 2010, the Compensation Committee met or acted by unanimous consent on one occasion.

In addition, during 2009 the executive officers of the Company voluntarily proposed to and did temporarily waive their right to receive full salaries under their employment agreements, allowing them and other members of management to accept a reduction in cash salaries received in exchange for a portion of the foregone cash compensation in the form of common shares. This temporary salary reduction program was approved by the Compensation Committee. The temporary salary reduction program was terminated in November 2010 and as such, all employees affected by the reduction were returned to their full salaries.

A copy of the Compensation Committee charter is available on the investor relations section of our website at www.essexrentalcorp.com.

Compensation Committee Interlocks and Insider Participation

Each of Laurence Levy, Edward Levy and Daniel Blumenthal served as a member of the Company’s Compensation Committee during the fiscal year ended December 31, 2010.  None of the members of the Compensation Committee were, during such fiscal year, an officer or employee of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director of the Company. Laurence Levy and Edward Levy served as the Chief Executive Officer and President, respectively, of the Company from its inception until they resigned such offices on October 31, 2008, the date on which the Company acquired Essex Crane, its operating subsidiary.  In addition, no executive officer of the Company served as a director or a member of the compensation committee (or board committee performing similar functions) of any other entity one of whose executive officers served as a director or on the Compensation Committee of the Company.  None of the members of the Compensation Committee has any relationship required to be disclosed under this caption under the rules of the SEC.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Compensation Committee

Laurence S. Levy, Chairman
Edward Levy
Daniel H. Blumenthal

Corporate Governance/Nominating Committee

Our Corporate Governance/Nominating Committee consists of Laurence Levy, Edward Levy and Daniel Blumenthal, with Laurence Levy serving as the Chairman of the Corporate Governance and Nominating Committee.  All of these members are “independent” as defined under Rule 5605(a)(2) of the NASDAQ listing standards.  Our Corporate Governance/Nominating Committee, among other things:

•	establishes criteria for Board and committee membership and recommends to our Board of Directors proposed nominees for election to the Board of Directors or committees of the Board;

•	establishes processes for security holders to send stockholder proposals and other communications to the Board of Directors or our management; and

•	monitors and recommends the functions and reviews the performance of the Board and the various committees of the Board of Directors.

The Corporate Governance/Nominating Committee has adopted a formal written Corporate Governance/Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards.  During the fiscal year ended December 31, 2010, the Corporate Governance/Nominating Committee met or acted by unanimous consent on two occasions.  A copy of the Corporate Governance/Nominating Committee charter is available on the investor relations section of our website at www.essexrentalcorp.com.

Nominations for the Board of Directors

The Corporate Governance/Nominating Committee of the Board of Directors considers director candidates based upon a number of qualifications.  The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the Board.  At a minimum, however, the Corporate Governance/Nominating Committee seeks candidates for director based on, but not limited to, the following criteria:

•
experience as a senior executive at a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited business or law school or experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization; and

•	special needs for diversity of experience and background as may arise at a particular time.

The Corporate Governance/Nominating Committee shall make every effort to ensure that the Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC.  Backgrounds giving rise to actual or perceived conflicts of interest are undesirable.

The Corporate Governance/Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees.  However, the Corporate Governance/Nominating Committee seeks to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the talent, skills, experience and expertise necessary to oversee the Company’s business.  The Corporate Governance/Nominating Committee, in accordance with the Company’s Code of Business Conduct and Ethics, considers diversity in our people critical to our success.

The Corporate Governance/Nominating Committee has not in the past relied upon third-party search firms to identify director candidates, but may employ such firms if so desired.  The Corporate Governance/Nominating Committee generally relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers and directors as a source for potential director candidates.  The Board retains complete independence in making nominations for election to the Board.

The Corporate Governance/Nominating Committee will consider qualified director candidates recommended by stockholders in compliance with our procedures and subject to applicable inquiries.  The Corporate Governance/Nominating Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources.  Pursuant to our amended and restated bylaws, any stockholder may recommend nominees for director no later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made, whichever first occurs, by writing to Carol Zelinski, Secretary, c/o Essex Rental Corp., 1110 Lake Cook Road, Buffalo Grove, Suite 220, Illinois 60089, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us, the nominee and/or the stockholder submitting the nomination, and any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements.  All of these communications will be reviewed by our Chairman of the Board and forwarded to the Corporate Governance/Nominating Committee, for further review and consideration in accordance with this policy.

Code of Ethics

We have adopted a written code of ethics applicable to our directors, officers and employees in accordance with the rules of the SEC and the NASDAQ listing standards.  We make our code of ethics available on the investor relations section of our website at www.essexrentalcorp.com.  We will disclose amendments to or waivers from our code of ethics in accordance with all applicable laws and regulations.

Section 16(A) Beneficial Ownership Reporting Compliance

Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons who beneficially own more than 10% of our Common Stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the fiscal year ended December 31, 2010.

Stockholder Communications with the Board of Directors

Any stockholder or other interested party who desires to communicate with our Chairman of the Board of Directors or any of the other members of the Board of Directors may do so by writing to: Board of Directors, c/o Laurence S. Levy, Chairman of the Board of Directors, Essex Rental Corp., 1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois 60089.  Communications may be addressed to the Chairman of the Board, an individual director, a Board committee, the nonmanagement directors or the full Board.  Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding beneficial ownership of our Common Stock as of April 26, 2011, by:

•	each person known by us to beneficially own more than 5% of all outstanding shares of our Common Stock;

•	each of our named executive officers (as defined in Item 402(m)(2) of Regulation S-K under the Securities Act of 1933) directors, nominees for director individually; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, except to the extent that authority is shared by spouses under applicable law.

The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants held by that person (and/or pursuant to proxies held by that person) are considered outstanding because they are immediately exercisable.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class

Laurence S. Levy	2,436,839	(2)	10.2%

Edward Levy	1,202,774	(3)	5.1%

Daniel H. Blumenthal	1,300	(4)	*

Ronald Schad	979,170	(5)	4.0%

Martin Kroll	212,904	(6)	*

Senator Investment Group LP 1330 Avenue of the Americas, 26th Floor New York , NY 10019	1,473,703	(7)	6.2%

T. Rowe Price Associates, Inc. T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,704,894	(8)	7.2%

David M. Knott Dorset Management Corporation 4485 Underhill Boulevard, Suite 205 Syosset, New York 11791	2,805,666	(9)	11.7%

Kirtland Partners Ltd. 3201 Enterprise Parkway, Suite 200 Beachwood, OH 44122	3,294,700	(10)	13.8%

All directors and executive officers as a group (5 individuals)	8,127,687	(11)	32.8%

*Less than 1%

(1)	Unless otherwise noted, the business address of each of the following is 1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois, 60089.

(2)
Includes (i) 449,302 shares of common stock held by NMJ Trust, a trust established for the benefit of Mr. Levy’s minor children (ii) 300 shares of common stock which are held by Mr. Levy’s minor children and (iii) 100 shares which are held by Mr. Levy’s spouse.

(3)	Includes (i) 2,000 of common stock shares which are held by Mr. Levy’s minor children and (ii) 500 shares which are held by Mr. Levy’s spouse.

(4)	Includes 300 shares of common stock which are held by Mr. Blumenthal’s minor children.

(5)
Includes (i) 493,670 shares of common stock issuable upon exchange at any time and from time to time of Class A Units of Holdings held by Mr. Schad, (ii) 12,594 shares of common stock held by Mr. Schad’s minor children, (iii) 226,000 shares of common stock issuable at any time from the exercise of vested stock options which were granted to Mr. Schad on December 18, 2008 pursuant to the Company’s Long-Term Incentive Plan and (iv) 97,193 shares of common stock issuable at any time from the exercise of vested stock options which were granted to Mr. Schad on March 18, 2010 pursuant to the Company’s Long-Term Incentive Plan.  Does not include (i) options entitling Mr. Schad to purchase up to 113,000 shares of the Company’s common stock, which were granted to Mr. Schad on December 18, 2008 pursuant to the Company’s Long-Term Incentive Plan and which are not exercisable and will not become exercisable within 60 days, (ii) options entitling Mr. Schad to purchase up to 194,387 shares of the Company’s common stock, which were granted to Mr. Schad on March 18, 2010 pursuant to the Company’s Long-Term Incentive Plan and which are not exercisable and will not become exercisable within 60 days, (iii) options entitling Mr. Schad to purchase up to 189,533 shares of the Company’s common stock, which were granted to Mr. Schad on January 14, 2011 pursuant to the Company’s Long-Term Incentive Plan and which are not exercisable and will not become exercisable within 60 days or (iv) options entitling Mr. Schad to purchase up to 64,717 shares of the Company’s common stock, which were granted to Mr. Schad on January 14, 2011, which are not exercisable and will not become exercisable within 60 days.

(6)
Includes 75,950 shares of the Company’s common stock issuable upon exchange at any time and from time to time of Class A Units of Holdings held by Mr. Kroll, (ii) 86,633 shares of common stock issuable at any time from the exercise of vested stock options which were granted to Mr. Kroll on December 18, 2008 pursuant to the Company’s Long-Term Incentive Plan and (iii) 37,258 shares of common stock issuable at any time from the exercise of vested stock options which were granted to Mr. Kroll on March 18, 2010 pursuant to the Company’s Long-Term Incentive Plan.  Does not include (i) options entitling Mr. Kroll to purchase up to 43,317 shares of the Company’s common stock, which were granted to Mr. Kroll on December 18, 2008 pursuant to the Company’s Long-Term Incentive Plan and which are not exercisable and will not become exercisable within 60 days, (ii) options entitling Mr. Kroll to purchase up to 74,515 shares of the Company’s common stock, which were granted to Mr. Kroll on March 18, 2010 pursuant to the Company’s Long-Term Incentive Plan and which are not exercisable and will not become exercisable within 60 days, (iii) options entitling Mr. Kroll to purchase up to 72,654 shares of the Company’s common stock, which were granted to Mr. Kroll on January 14, 2011 pursuant to the Company’s Long-Term Incentive Plan and which are not exercisable and will not become exercisable within 60 days or (iv) options entitling Mr. Kroll to purchase up to 24,808 shares of the Company’s common stock, which were granted to Mr. Kroll on January 14, 2011, which are not exercisable and will not become exercisable within 60 days.  Mr. Kroll is the Senior Vice President and Chief Financial Officer of Essex Rental Corp.

(7)
Includes 1,473,703 shares with respect to which Senator Investment Group LP has sole voting power.  This information is based solely on the contents of a filing on Schedule 13G dated January 18, 2011 filed by Senator Investment Group LP.

(8)
Includes 4,894 shares with respect to which T. Rowe Price Associates, Inc. and 1,700,000 shares with respect to which T. Rowe Price Small-Cap Value Fund, Inc. have sole voting power and 1,704,894 shares with respect to which T. Rowe Price Associates, Inc. has sole dispositive power.  This information is based solely on the contents of a filing on Schedule 13G dated December 31, 2010 filed by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc.

(9)
Includes 2,737,466 shares with respect to which Mr. Knott and Dorset Management Corporation have sole voting power and 68,200 shares of common stock with respect to which Mr. Knott and Dorset Management Corporation have shared voting power.  This information is based solely on the contents of a filing on Schedule 13G dated February 15, 2011 filed by David M. Knott and Dorset Management Corporation

(10)
Includes 3,105,349 shares of our common stock beneficially owned by Kirtland Partners Ltd with Kirtland Capital Partners III L.P. and with respect to which such entities share voting and dispositive power, and 189,351 shares of our common stock beneficially owned by Kirtland Partners Ltd. with Kirtland Capital Company III L.L.C. with respect to which such entities share voting and dispositive power.

(11)
Includes an aggregate of 447,084 shares issuable upon exercise of options which are currently exercisable held by our officers and 569,620 shares issuable upon exchange at any time and from time to time of Class A Units of Holdings held by our officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Related to the Acquisition of Essex Crane

In accordance with the purchase agreement entered into on March 6, 2008, and amended on May 9, 2008 and August 14, 2008, by the Company, Essex Crane, Holdings, the members of Holdings and KCP Services LLC, on October 31, 2008, the Company acquired Essex Crane through the acquisition of all of the membership interests of Holdings other than membership interests which were retained by members of Essex Crane’s senior management prior to the closing of the acquisition, including Ronald Schad, our Chief Executive Officer and President and a member of our Board of Directors, and Martin Kroll, our Chief Financial Officer, each of whom owned membership interests of Holdings prior to the completion of the acquisition.

The ownership interests in Holdings that were retained by Messrs. Schad and Kroll consisted of 493,670 and 75,950 Class A Units of Holdings (the parent company of Essex Crane and a subsidiary of the Company), respectively, and are exchangeable for an aggregate of 569,620 shares of the Company’s common stock.  The retained interests held by Messrs. Schad and Kroll had stated values of $3,899,993 and $600,005, respectively.  Pursuant to the Amended and Restated Limited Liability Company Agreement of Holdings, to which the Company, Messrs. Schad and Kroll and the other executive members of Holdings are parties, the retained interests do not carry any voting rights and are entitled to distributions from Holdings only if the Company pays a dividend to its stockholders, in which case a distribution on account of the retained interests will be made on an “as exchanged” basis.  Holders of the retained interests, including Messrs. Schad and Kroll, had agreed, subject to certain exceptions, not to sell their shares of the Company’s common stock (issued upon exchange of retained interests) until after October 31, 2010.

The Company granted certain registration rights to Messrs. Schad and Kroll (and other management members of Holdings) with respect to the shares of the Company’s common stock issuable upon exchange of their retained interests.   Prior to October 31, 2010, Messrs. Schad and Kroll (and the other management members of Holdings) had piggyback registration rights with respect to the 569,620 shares of our common stock issuable upon exchange of the retained interests held by Messrs. Schad and Kroll, in connection with any registration of shares of common stock held by Laurence Levy, our Chairman of the Board, or Edward Levy, a member of our Board of Directors, and their respective affiliates.  After October 31, 2010, Messrs. Schad and Kroll (and the other management members of Holdings) had piggyback registration rights with respect to such shares in connection with any registration of shares of our common stock.  In addition, at any time after October 31, 2010, holders of 50% of the shares of our common stock issuable upon exchange of the retained interests held by Messrs. Schad, Kroll and the other management members of Holdings were entitled to one demand that the Company register their shares of our common stock.  The underlying shares of common stock to be issued upon exchange of retained interests were registered for resale pursuant to a registration statement on a Form S-3 declared effective by the Securities and Exchange Commission on February 10, 2011.

Messrs. Schad and Kroll also received a portion of the cash consideration that we paid in the acquisition of Essex Crane.  In addition, John Nestor, a member of our Board of Directors since September 1, 2009, is the Chief Executive Officer, Senior Managing Partner and President of Kirtland Capital Partners (“Kirtland”) and received a portion of the cash consideration that we paid to affiliates of Kirtland in the acquisition.

Other Transactions

Since December 3, 2010, the Company maintains an office at 500 Fifth Avenue, 50th Floor, New York, New York pursuant to an agreement with Hyde Park Real Estate, an affiliate of Laurence S. Levy, our Chairman of the Board.  We pay Hyde Park Real Estate a monthly fee of $7,500 which is for general and administrative services including office space, utilities and administrative support.  We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Hyde Park Real Estate is at least as favorable as we could have obtained from an unaffiliated person.  Hyde Park Real Estate is not obligated to continue to provide such office space and services to us, and there can be no assurance as to whether, or for how long, Hyde Park Real Estate will continue to make such office space available.  For the year ended December 31, 2010, we paid approximately $7,500 for rent and approximately $22,500 for moving related expenses.  Prior to December 2010, the Company maintained an office at 461 Fifth Avenue, 25th Floor, New York, New York pursuant to an agreement with ProChannel Management LLC (“ProChannel”), an affiliate of Laurence S. Levy, our Chairman of the Board.

In November 2010, the Company entered into an agreement with Knott Partners, L.P. and certain of its affiliates, with respect to certain Coast Crane indebtedness held by them, pursuant to which such holders agreed, in consideration of the assumption of approximately $5.227 of such indebtedness by the Company, to exchange such assumed indebtedness for unsecured promissory notes issued by the Company in the aggregate principal amount of $5.2 million plus the receipt of up to 90,000 warrants to purchase Essex common stock at $0.01 per share.  If the unsecured promissory notes are repaid in full on or before May 29, 2011, the number of warrants will be reduced to 30,000.  The unsecured promissory notes mature in December 2013.  The holders of the unsecured promissory notes are related parties to the Company as they own a significant amount of the Company’s outstanding shares of common stock. See information regarding David M. Knott (including related footnote) under the caption “Security Ownership of Certain Beneficial Owners and Management,” above.

On December 22, 2010, the Company entered into a Registration Rights Agreement (the “Kirtland Registration Rights Agreement”) with Kirtland Capital Company III LLC (“KCC”) and Kirtland Capital Partners III L.P. (“KCP” and, together with KCC, “Kirtland”).  Pursuant to the Kirtland Registration Rights Agreement, the Company agreed to register the 3,294,700 shares (the “Kirtland Shares”) of Company common stock owned by Kirtland for resale from time to time by any method or combination of methods legally available, including, without limitation, by means of an underwritten offering, at the election of Kirtland or its assignees.  The Agreement provides that Essex will pay all expenses incurred in connection with the registration of the Shares, other than discounts, commissions or brokerage fees, which will be borne by Kirtland or, if applicable, its assignees.  The Company also agreed to indemnify Kirtland for liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, arising in connection with the registration statement pursuant to which the Shares are registered.

John Nestor, a member of our Board of Directors, is currently the Chief Executive Officer, senior managing partner and Chairman of Kirtland Capital Partners. Kirtland Capital Partners is the managing member of KCC and the managing partner of KCP.  Kirtland Capital Partners was the majority owner of Essex Crane prior to our acquisition of Essex Crane on October 31, 2008 and, as a result, received a substantial portion of the cash consideration that we paid in such acquisition. During Kirtland Capital Partners’ period of ownership of Essex Crane, Kirtland Capital Partners affiliates received a management fee of $500,000 per annum from Essex Crane. Approximately $417,000 in management fees were paid during the ten-month period ended October 31, 2008.

Related Party Transaction Procedures

The Board of Directors has assigned responsibility for reviewing related party transactions to our Audit Committee.  The Board and the Audit Committee have adopted a written policy pursuant to which certain transactions between us or our subsidiaries and any of our directors, executive officers and holders of 5% or more of our common stock must be submitted to the Audit Committee for consideration prior to the consummation of the transaction as required to be disclosed by the rules of the SEC.  The Audit Committee reports to the Board of Directors on all related party transactions considered.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Overview

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided to the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), who are named in the Summary Compensation Table, and whom we sometimes refer to as the “Named Executive Officers,” for 2010.

Our Compensation Committee has responsibility for determining and approving the various elements of our compensation programs for our CEO and CFO. As described below, the principal elements of our compensation programs include base salary, annual bonuses and long-term incentives including stock options. Our CEO recommends to the Compensation Committee the base salary, annual bonus and long term compensation levels for the CFO.

Compensation Philosophy and Objectives

The goal of the Company’s executive compensation program is to motivate, retain and reward executives who create long-term value for our shareholders.  Our compensation program is designed to reward, and incentivize executives to achieve, short-term and long-term financial and operating performance excellence and align the executives’ long-term interests with those of our shareholders while recognizing individual contributions to the Company.  To achieve these objectives, the Compensation Committee believes that executive compensation should generally consist of both cash and equity-based compensation.  Compensation levels for each executive are determined based on several factors, including:

•       general economic conditions;
•       the Company’s overall performance and profitability;
•       historical compensation practices of the Company and current and historical compensation practices of peer companies;
•       each executive’s performance, skill sets and roles in the Company;
•       the Company’s need for skill sets and the global or regional market for the executive’s skill sets.

Components of Executive Compensation

Currently, our executive compensation program consists of short-term compensation (salary and incentive bonus) and long-term compensation (stock options) to achieve our goal of improving earnings and achieving long term sustainable growth in revenues and earnings which we believe is aligned with our stockholders’ interests.

Annual Salary

Annual salaries of executive officers are set at levels competitive with other companies of comparable size and scope with whom we compete for executive talent.  Although the Compensation Committee believes a significant portion of each executive’s compensation should be based on the Company’s long-term performance, the Compensation Committee also believes that a stable base salary is necessary to attract, motivate, reward and retain our executives.  Therefore, the base salary component of total compensation is relatively stable year over year and generally is adjusted for cost of living adjustments or increases in responsibilities.  Total executive compensation is impacted to a much larger extent by the variability of bonus compensation as determined by the profitability of the business.  The Compensation Committee sets the compensation philosophy with respect to base salaries for our executives generally, and reviews the base salary of each executive officer annually in light of our overall compensation objectives.  Based on such review, the Compensation Committee makes adjustments, if any, to reflect market conditions, changes in responsibilities and potential merit increases consistent with compensation practices throughout our organization.

Base salaries for our CEO and CFO were determined pursuant to their respective employment agreements, entered into on October 31, 2008 in connection with our acquisition of Essex Crane.  Pursuant to their employment agreements, the CEO’s and the CFO’s initial base salaries were set at $310,000 per year and $242,000 per year, respectively.  These salaries were determined based on an approximate 5% increase in the base salaries that were paid to Messrs. Schad and Kroll by the seller prior to the acquisition of Essex Crane.  The initial 5% salary increases received were annual performance and cost of living adjustments.  As of March 31, 2011, the salaries originally agreed to by Messrs. Schad and Kroll on October 31, 2008 pursuant to their respective employment agreements had not been adjusted.  During 2011, the Compensation Committee approved revised annual salaries for Mr. Schad and Mr. Kroll of $350,000 and $275,000 per annum, respectively.  These salary increases were made effective for the two-week pay period ending April 22, 2011.

However, in May 2009, the Company adopted a temporary salary reduction program applicable to its management, including the CEO and CFO, pursuant to which Messrs Schad and Kroll elected to reduce the amount of their salaries paid in cash by 30 percent and 20 percent, respectively.  The salary reduction program was implemented in May 2009 at the suggestion of the CEO and CFO in response to the severe and continued economic downturn in an effort to control costs and expenses to the extent possible.  The salaries reported for 2009 include $25,208 and $13,175 of compensation received in the form of common shares that are valued at the grant date fair value of the shares awarded to Messrs. Schad and Kroll, respectively.  The salaries reported for 2010 include $33,075 and $17,217 of compensation received in the form of common shares that are valued at the grant date fair value of the shares awarded to Messrs. Schad and Kroll, respectively.  These shares, which constitute 42% of the amount of cash salary reduction proposed and taken by the executive officers, were issued as part of the salary reduction program in lieu of cash.  The shares issued pursuant to the salary reduction program vested immediately upon grant and are restricted from sale for a period of two years from the date of grant. The shares issued pursuant to the salary reduction program were not subject to a vesting schedule because they were awarded as a non-cash substitute for a portion of the cash salaries that the CEO and CFO elected to forego.  The temporary salary reduction program was terminated after eighteen months in November 2010, and as such, Mr. Schad and Mr. Kroll were returned to their full salaries of $310,000 per year and $242,000 per year, respectively, as determined pursuant to their respective employment agreements entered into on October 31, 2008.

Cash Bonuses

The second element of executive compensation is an annual cash bonus.  Pursuant to their employment agreements, our CEO and CFO are entitled to participate in the Company’s annual bonus pool, which is meant to reward executives for the profitability of the business over the fiscal year.  The Committee believes that a significant portion of each executive’s compensation should be contingent on the annual performance of the Company, as well as the individual contribution of each executive to such performance.

The CEO and CFO are eligible to receive a portion of an annual cash bonus that is payable at the discretion of the Compensation Committee based on certain financial targets.  The annual cash bonus is based on the achievement of adjusted earnings before interest, taxes, depreciation and amortization adjusted for non-recurring items (or “Adjusted EBITDA”) in excess of a targeted amount of Adjusted EBITDA.  The Compensation Committee believes that Adjusted EBITDA is the most appropriate measure of Company’s performance because it takes into account earnings and return on assets, which the Compensation Committee believes are key measures of shareholder value.  These financial objectives are also consistent with the Compensation Committee’s philosophy of linking executive compensation to the Company’s financial performance and incentivize our executives to focus on performance measures that enhance shareholder value.  The expected amount of Adjusted EBITDA is increased periodically for the net investments in rental equipment.  The increase to the targeted Adjusted EBITDA based on net investment in rental equipment is important because it creates an expectation that in order for the executive to earn additional rewards, the business has to convert the additional invested capital into additional return on the capital invested.  The target is determined based on the expectations for the business by the Compensation Committee and is highly dependent on the economic environment as well as the executives’ ability to drive the profitability of the business.  In the event that the Company does not generate Adjusted EBITDA in excess of the target, a minimum cash bonus pool of $200,000 has been established.  The $200,000 minimum is for all employees of the Company, including the executive officers.  The minimum cash bonus pool is determined by the Compensation Committee based on a minimum amount that the Compensation Committee believes prudent to encourage key employee retention.

Cash bonuses based on Adjusted EBITDA paid in 2011 were determined by the Adjusted EBITDA for the year ended December 31, 2010.  For the fiscal year ended December 31, 2010, the Adjusted EBITDA target was approximately $30.0 million.  Based on 2010 results, the total cash bonus paid in 2011 to all employees was the minimum $200,000 amount.

Cash bonuses based on Adjusted EBITDA paid in 2010 were determined by the Adjusted EBITDA for the year ended December 31, 2009.  For the fiscal year ended December 31, 2009, the Adjusted EBITDA target was approximately $30.0 million.  The total cash bonus paid in 2010 for 2009 results to all employees was the minimum $200,000 amount.  Based on the recommendation of Messrs. Schad and Kroll, they did not receive an Adjusted EBITDA bonus in 2010 for 2009 results.  The minimum bonus amount was distributed entirely to non-officers of the Company’s operating subsidiary, Essex Crane.

Cash bonuses paid in 2009 were calculated based on Adjusted EBITDA for the year ended December 31, 2008.  Cash bonuses based on Adjusted EBITDA paid in 2010 were determined by the Adjusted EBITDA for the year ended December 31, 2009.

For the 2010 fiscal year, the Compensation Committee approved a bonus of $20,000 for Mr. Schad or approximately 7% of his annual salary, which was paid in 2011.  The Compensation Committee determined that Mr. Schad’s bonus amount was appropriate in light of the Company’s overall performance and Mr. Schad’s contributions to the Company’s performance for the fiscal year ended December 31, 2010.  For the 2008 fiscal year, the Compensation Committee approved a bonus of $435,300 for Mr. Schad or approximately 140% of his annual salary.  The Compensation Committee determined that Mr. Schad’s bonus amount was appropriate in light of the Company’s overall performance and Mr. Schad’s contributions to the Company’s performance for the fiscal year ended December 31, 2008.  The Compensation Committee approved and the Company paid the bonus related to the operating results of the business for the twelve month period ending on December 31, 2008, however, the portion of the bonus related to the ten months ended October 31, 2008 was funded by the seller in accordance with the acquisition documents.

For the 2010 fiscal year, the Compensation Committee approved a bonus of $16,500 for Mr. Kroll or approximately 7% of his annual salary, which was paid in 2011.  The Compensation Committee determined that Mr. Kroll’s bonus amount was appropriate in light of the Company’s overall performance and Mr. Kroll’s contributions to the Company’s performance for the fiscal year ended December 31, 2010.  Mr. Kroll did not receive a cash bonus based on Adjusted EBITDA for the 2009 fiscal year because the Adjusted EBITDA target was not achieved due to the challenging economic environment that the Company experienced throughout 2009.  For the 2008 fiscal year, the Compensation Committee approved a bonus of $170,850 for Mr. Kroll or approximately 71% of his annual salary.  The Compensation Committee determined that Mr. Kroll’s bonus amount was appropriate in light of the Company’s overall performance and Mr. Kroll’s contributions to the Company’s performance for the fiscal year ended December 31, 2008.  The Compensation Committee approved and the Company paid the bonus related to the operating results of the business for the twelve month period ending on December 31, 2008, however, the portion of the bonus related to the ten months ended October 31, 2008 was funded by the seller in accordance with the acquisition documents.

In December 2008, Mr. Schad and Mr. Kroll each received an additional one-time cash bonus of $200,000 and $165,000, respectively.  These cash bonuses were determined by the Board of Holdings and were paid out of the seller’s funds related to the Company’s acquisition of Holdings that occurred on October 31, 2008.  The purpose of these one-time cash bonuses was to reward Messrs. Schad and Kroll for their work in completing the acquisition transaction.  The Company was not involved in the determination of the amount or timing of the payments to Messrs. Schad and Kroll.

In addition to the cash bonuses paid based on Adjusted EBITDA, the CEO is entitled to receive a cash bonus based on crawler crane rental equipment sale activity pursuant to his employment agreement with the Company.  The rental equipment sale bonus is approved by the Compensation Committee and designed to reward and motivate the CEO for the sale of rental equipment considered excess capacity equipment with lower utilization rates.  The Company rewards the sale of rental equipment that is in excess capacity during the last market upturn to promote the Company’s strategy of maximizing long-term equipment utilization rates and average rental rates by repositioning its fleet towards heavier lifting equipment.  The rental equipment sales bonus is calculated as 1% of the rental equipment’s sale price in excess of 75% of the equipment’s orderly liquidation value (“OLV”).  OLV is determined for collateral measurement purposes by an independent appraiser on behalf of the lead lender for the Company’s asset based revolving credit facility and represents the amount the Company could expect to recover on each piece of equipment as part of a hypothetical liquation event.  The Compensation Committee approved rental equipment sale bonuses for Mr. Schad of $17,228, $25,485 and $25,648 for the fiscal years ended December 31, 2010, 2009 and 2008, respectively based on rental equipment sales in excess of the 75% of OLV threshold of $2,151,000, $3,930,000 and $5,875,000 during 2010, 2009 and 2008, respectively.

Long-Term Incentive Compensation

The third element of executive compensation, in addition to annual salary and cash bonus, is long-term incentive compensation consisting of equity awards.  The Compensation Committee believes that granting equity-based compensation awards to our executives is the most direct way to align their long-term interests with those of our shareholders.  The Compensation Committee also believes that equity compensation encourages greater responsibility on the part of our CEO and CFO because the value of their equity compensation is subject to risk.  As a result, each executive officer’s total annual compensation includes a significant portion of option awards.  The stock options that have been granted to the Company’s executives are subject to a vesting schedule pursuant to which one-third of the options will vest annually for a period of three years, encouraging the retention of the executive officers.

In connection with the acquisition of Essex Crane, the Company adopted the Hyde Park Acquisition Corp. Long Term Incentive Plan (the “Incentive Plan”), which provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance units.  The Incentive Plan permits awards to employees, non-employee directors and consultants of the Company and its subsidiaries and is administered by the Compensation Committee.

In connection with the acquisition of Essex Crane, the Company agreed to grant certain members of Essex Crane’s senior management, including our CEO and CFO, options to purchase an aggregate number of shares equal to at lease 10% of the Company’s common stock outstanding as of the closing date of the Essex Crane acquisition.  In connection with the Essex Crane acquisition, the Company retained Towers Perrin, a nationally recognized, independent consulting firm, to conduct an analysis of our option award program, including an analysis of the amount and timing of option grants to our CEO and CFO (as well as other senior employees), compared to relevant peer companies based on data available at that time.  Since Towers Perrin’s analysis in connection with the acquisition of Essex Crane, the Compensation Committee has not engaged in any benchmarking or market-check of our competitors’ compensation practices with respect to option grants.

On December 18, 2008, the Compensation Committee awarded 339,000 options with a grant date fair values of $860,802 and 129,950 options with a grant date fair value of $329,974 to Messrs. Schad and Kroll, respectively.  No options were awarded to Messrs. Schad and Kroll during 2009.  On March 18, 2010, the Compensation Committee awarded 291,580 options with a grant date fair value of $1,096,341 and 111,773 options with a grant date fair value of $420,266 to Messrs. Schad and Kroll, respectively.  On January 14, 2011, the Compensation Committee awarded 254,250 options with a grant date fair value of $811,058 and 97,462 options with a grant date fair value of $310,904 to Messrs. Schad and Kroll, respectively.  The number of options awarded was determined by the Compensation Committee as well as the analysis completed by Towers Perrin as part of the acquisition transaction discussed above and was based on a percentage of the aggregate shares outstanding.

Role of Management

While the Compensation Committee is primarily responsible for the oversight of our executive compensation, the CEO recommends compensation packages for the CFO who reports directly to him.  The Compensation Committee believes that the CEO's input is critical in determining the compensation of other executive officers given his day to day role in the Company and his responsibility in establishing and implementing the Company’s strategic plans. Therefore, while the Compensation Committee has been and will be primarily responsible for determining executive compensation, the CEO will continue to provide his input and recommendations to the Compensation Committee with respect to compensation for the CFO.  As a member of our Board of Directors, our CEO also participates in votes on the compensation of our non-executive directors.

The Compensation Committee determines the compensation package for the CEO.

The Compensation Committee’s Consideration of Risk in Relation to Executive Management

In 2010, the Compensation Committee considered the nature, extent and acceptability of risks that our executives may be encouraged to take by our compensation programs.  Taking carefully considered risks is an integral part of any business strategy, and our executive compensation program is not intended to eliminate management decisions that involve risk.  Rather, the combination of various elements in our program is designed to mitigate the potential reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and destroy shareholder value.  Together with the Company’s processes for strategic planning, its internal control over financial reporting and other financial and compliance policies and practices, the design of our compensation program helps to mitigate the potential for management actions that involve an unreasonable level of risk.  Our compensation program seeks to balance performance rewarded in cash and shares of our common stock, base level salaries that are consistent with our executive’s responsibilities so that our executives are not motivated to take excessive risks to achieve a reasonable level of financial security and plans that reward executives based on financial measures as well as other objective criteria.

Executive Officer Compensation

Summary Compensation Table

The following table provides the compensation of our corporate officers, direct or indirect, for services rendered in all capacities for the fiscal years shown, all of which has been paid:

							Nonqualified	All
						Non-Equity	Deferred	Other
Name and				Stock	Option	Incentive Plan	Compensation	Compensation
Principal Position	Year	Salary (1)	Bonus	Awards ($)	Awards (2)	Compensation	Earnings ($)	($) (3)	Total ($)

Laurence S. Levy (4)	2010	$-	$-	$-	$-	$-	$-	$-	$-
	2009	-	-	-	-	-	-	-	-
	2008	-	-	-	-	-	-	-	-

Edward Levy (5)	2010	-	-	-	-	-	-	-	-
	2009	-	-	-	-	-	-	-	-
	2008	-	-	-	-	-	-	-	-

Ronald Schad	2010	278,547	37,928	-	1,096,341	-	-	18,145	1,430,961
(Chief Executive Officer	2009	297,368	26,685	-	-	-	-	29,534	353,587
and President)	2008	289,692	660,948	-	860,802	-	-	24,382	1,835,824

Martin Kroll	2010	225,635	17,050	-	420,266	-	-	19,345	682,296
(Chief Financial Officer)	2009	238,533	1,050	-	-	-	-	20,090	259,673
	2008	$223,791	$335,850	$-	$329,973	$-	$-	$17,860	$907,474

(1)
The salary compensation amounts reported for Messrs. Schad and Kroll for 2010 include $33,075 and $17,217, respectively of equity based non-cash compensation received in shares of common and the salary compensation amounts reported for Messrs. Schad and Kroll for 2009 include $25,308 and $13,175, respectively of equity based non-cash compensation received in shares of common stock issued as part of a temporary salary reduction program pursuant to which Messrs. Schad and Kroll proposed and voluntarily elected to reduce the amount of their salaries paid in cash by 30% and 20%, respectively.  Please refer to the Grants of Plan Based Awards Table below for more information regarding the shares issued pursuant to the temporary salary reduction program.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  The assumptions made in valuing the option awards reported in this column is discussed in Note 12 to the consolidated financial statements “Stock Based Compensation” included in the Company’s annual report on Form 10-K.

(3)
Represents life insurance premiums paid on behalf of the officer, Company matching contributions to the officer’s 401(k) plan, car allowances and, in the case of Mr. Schad for 2008, a club membership fee.

(4)
Laurence S. Levy served as the Company’s Chief Executive Officer (Principal Executive Officer) from August 21, 2006 (the date of the Company’s inception) through October 31, 2008.  No compensation has been paid to Laurence Levy by the Company for services rendered.

(5)
Edward Levy served as the Company’s President and as a member of the Company’s Board of Directors from August 21, 2006 (the date of the Company’s inception) through October 31, 2008.  No compensation has been paid to Edward Levy by the Company for services rendered.

Employment Agreements

Ronald Schad

Ronald. Schad became our Chief Executive Officer and President, and was appointed to our Board of Directors upon the closing of the acquisition of Essex Crane on October 31, 2008.  On such date, in connection with the closing of the acquisition, the Company and Essex Crane entered into an employment agreement with Mr. Schad for a period of three years, with automatic successive one-year renewals unless Essex or Mr. Schad terminates the agreement at least 90 days prior to the end of the initial term or any renewal period.

Mr. Schad’s employment agreement provided for an initial starting annual salary of $310,000, and entitles Mr. Schad to participate in Essex Crane’s bonus pool based on earnings from leasing of cranes and attachments as well as an additional bonus based on earnings from equipment sales.

Mr. Schad is entitled to participate in the Company’s 2008 Long-Term Incentive Plan, as well as any retirement plans, deferred compensation plans, insurance, life, medical, dental, disability and other benefit plans of Essex Crane and to receive fringe benefits and perquisites at the same level as those benefits are provided by Essex Crane from time to time to other senior executives of Essex Crane.  Mr. Schad is also entitled to reimbursement of approved expenses incurred in the performance of employment.

Martin Kroll

Martin Kroll became our Chief Financial Officer upon the closing of the acquisition of Essex Crane on October 31, 2008.  On such date, in connection with the closing of the acquisition, the Company and Essex Crane entered into an employment agreement with Mr. Kroll for a period of three years, with automatic successive one-year renewals unless Essex or Mr. Kroll terminates the agreement at least 90 days prior to the end of the initial term or any renewal period.

Mr. Kroll’s employment agreement provided for an initial starting annual salary of $242,000, and entitles Mr. Kroll to participate in Essex Crane’s bonus pool based on earnings from leasing of cranes and attachments.

Mr. Kroll is entitled to participate in the Company’s 2008 Long-Term Incentive Plan, as well as any retirement plans, deferred compensation plans, insurance, life, medical, dental, disability and other benefit plans of Essex Crane and to receive fringe benefits and perquisites at the same level as those benefits are provided by Essex Crane from time to time to other senior executives of Essex Crane.    Mr. Kroll is also entitled to reimbursement of approved expenses incurred in the performance of employment.

Cash Salary Reduction

Messrs. Schad and Kroll proposed to and did temporarily waive their right to receive 30% and 20%, respectively, of their base salaries in cash commencing with the payroll period beginning on May 11, 2009 and terminating upon the earlier to occur of (i) the last day of the first fiscal quarter during which Essex Crane achieves two consecutive calendar months of crane utilization in excess of  five thousand (5,000) crane rental days  as used in the “days” method of calculating utilization rates in a manner consistent with past practice, or (ii) the date they effectively revoke such waiver.  During the period in which the waiver remains effective, the Company agreed to grant Messrs. Schad and Kroll a number of shares of the Company’s common stock equal to the foregone cash salary for each pay period multiplied by 42% by (y) the average last trade price of the Common Stock for the twenty (20) consecutive trading days preceding the end of the applicable fiscal quarter, as quoted on the principal market for the common stock.  Messrs. Schad and Kroll took the initiative to reduce the amount of their salaries paid in cash as a symbol of leadership and to help maintain the Company’s strong financial position.  Other officers of the operating subsidiary, Essex Crane and other managers’ cash salaries were also reduced by 20% and 10%, respectively.  Messrs. Schad and Kroll effectively revoked their waiver of their right to receive their full salaries after eighteen months in November 2010, and as such, Messrs. Schad and Kroll were returned to their full salaries.

Termination Benefits

Pursuant to their respective employment agreements, if Mr. Schad’s or Mr. Kroll’s employment agreement is terminated by the Company without cause (other than by reason of the employee’s death), by the employee for “good reason”, for disability or by reason of the expiration of the term, assuming the employee signs a release in favor of the Company and its affiliates, the employee will be entitled:

•
to payment of accrued but unpaid salary plus accrued but unused vacation, plus any bonus in respect of a prior and current year which has been earned but not yet paid and to reimburse such employee for reimbursable expenses;

•
in the case of termination by the Company without cause or by the employee for good reason, to (a) payment of base salary for 12 months, (b) payment of employee’s target bonus in effect for the year of termination or, if none, the actual bonus paid in the year prior to termination, and (c) health benefits for 12 months;

•	in the case of termination by the Company for disability, to (a) payment of base salary for 12 months and (b) health benefits for 12 months;

•
in the event that the term has expired and the Company has elected not to renew the agreement, to (a) payment of base salary for 12 months, (b) payment of a pro rata portion of the target bonus in effect for the year of expiration (based on Essex Crane’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, and (c) health benefits for 12 months; and

•
in the event that the term of the agreement has expired and the employee has elected not to renew the agreement, at the election of the Company (if it decides to extend the non-solicit and non-compete covenants in the agreement for 12 months following expiration), to (a) payment of base salary for 12 months, (b) payment of a pro rata portion of the target bonus in effect for the year of expiration (based on Essex Crane’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, and (c) health benefits for 12 months.

In each agreement, “cause” means the employee has:

•
engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties and such negligence or misconduct has not been cured (if curable) within a period of thirty days after the Company  has given written notice to the employee;

•
been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties;

•
engaged in behavior that would constitute grounds for liability for sexual harassment or, in the reasonable opinion of Essex’s Board of Directors, other egregious conduct in violation of laws governing the workplace;

•
been indicted in for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of Essex Crane or embezzlement or any other felony or crimes of moral turpitude; or

•	materially breached the employment agreement and such breach has not been cured within thirty days after written notice thereof has been given to the employee by the Company.

In each agreement, “good reason” means:

•	a material breach by Essex Crane of the employment agreement;

•	material reduction in the employee’s salary or a change in the bonus program that materially reduces the employee’s bonus opportunity;

•	a material diminution in employee’s authorities, duties or responsibilities; or

•	relocation of Essex Crane’s executive office located in Buffalo Grove, Illinois, of greater than twenty-five miles.

In Mr. Schad’s agreement, in addition to the meanings of “good reason” described above, Mr. Schad’s ceasing to serve on the Board of Directors of Essex Crane or the Company is also “good reason.”

Certain Risks of Compensation Policies and Practices

The Company has evaluated its compensation policies and practices and does not believe that risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company.

GRANTS OF PLAN BASED AWARDS

The following table shows the number of shares and options granted the named executive officers in the calendar years 2010, 2009 and 2008:

					Grant Date
				Exercise	Fair Value of
	Grant	Stock	Option	Price of	Stock and
Name	Date	Awards (1)	Awards	Option Awards	Option Awards

Ronald Schad	12/31/2010	953	-	$-	$4,289
	9/30/2010	2,081	-	-	10,280
	6/30/2010	1,492	-	-	8,922
	3/31/2010	1,389	-	-	9,584
	3/18/2010 (2)	-	291,580	6.45	1,096,341
	12/31/2009	1,723	-	-	10,683
	9/30/2009	1,737	-	-	10,422
	6/30/2009	689	-	-	4,203
	12/18/2008 (3)	-	339,000	4.50	860,802

Martin Kroll	12/31/2010	496	-	-	2,232
	9/30/2010	1,083	-	-	5,350
	6/30/2010	777	-	-	4,646
	3/31/2010	723	-	-	4,989
	3/18/2010 (2)	-	111,773	6.45	420,266
	12/31/2009	897	-	-	5,561
	9/30/2009	904	-	-	5,424
	6/30/2009	359	-	-	2,190
	12/18/2008 (3)	-	129,950	$4.50	$329,974

(1)
The stock awards granted to each Messrs. Schad and Kroll were granted pursuant to the Hyde Park Acquisition Corp. 2008 Long-Term Incentive Plan and as part of a voluntary and temporary salary reduction program pursuant to which Messrs. Schad and Kroll proposed and voluntarily elected to reduce the amount of their salaries as determined by their employment agreements discussed above by 30% and 20%, respectively.  These shares vested immediately upon grant and are restricted from sale for a period of two years from the date of grant.

(2)
The options granted to each of Messrs. Schad and Kroll were granted pursuant to the Hyde Park Acquisition Corp. 2008 Long-Term Incentive Plan and will vest and become exercisable over a three year period, with one-third (1/3) of such options vesting and becoming exercisable on each of January 1, 2011, January 1, 2012 and January 1, 2013, provided that the Mr. Schad or Mr. Kroll, as applicable, is employed by or performing services for the Company and/or one of its subsidiaries at the time of the applicable vesting date.  Such options will expire and no longer be exercisable after March 18, 2020.

(3)
The options granted to each of Messrs. Schad and Kroll were granted pursuant to the Hyde Park Acquisition Corp. 2008 Long-Term Incentive Plan and will vest and become exercisable over a three year period, with one-third (1/3) of such options vesting and becoming exercisable on each of December 18, 2009, December 18, 2010 and December 18, 2011, provided that the Mr. Schad or Mr. Kroll, as applicable, is employed by or performing services for the Company and/or one of its subsidiaries at the time of the applicable vesting date.  Such options will expire and no longer be exercisable after December 18, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all equity awards that were outstanding at December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ronald Schad	226,000	113,000	-	4.50	12/18/2018	-	-	-	-
	97,193	194,387	-	6.45	3/18/2020	-	-	-	-

Martin Kroll	86,633	43,317	-	4.50	12/18/2018	-	-	-	-
	37,258	74,515	-	6.45	3/18/2020	-	-	-	-

(1)
Options granted on December 18, 2008 with an expiration of December 18, 2018 vest one-third of the shares on December 18, 2009, December 18, 2010 and December 18, 2011.  Options granted on March 18, 2010 with an expiration of March 18, 2018 vest one-third of the shares annually on January 1, 2011, January 1, 2012 and January 1, 2013.

(2)	The exercise price of each option is equal to the per share fair market value of the Company’s common stock on the grant date.

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth the options exercised by and the shares of stock awards that vested for the Company’s named executive officers during the years ended December 31, 2010 and 2009:

Name	Year	Number of Shares Acquired on Exercise (#)	Value realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Ronald Schad	2010	-	-	5,915	N/A
	2009	-	-	4,149	N/A

Martin Kroll	2010	-	-	3,079	N/A
	2009	-	-	2,160	N/A

(1)  The stock awards granted to each Messrs. Schad and Kroll were granted pursuant to the Hyde Park Acquisition Corp. 2008 Long-Term Incentive Plan and as part of a temporary salary reduction program pursuant to which Messrs. Schad and Kroll elected to reduce the amount of their salaries as determined by their employment agreements discussed above by 30% and 20%, respectively.  These shares vested immediately upon grant and are restricted from sale for a period of two years from the date of grant.

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non-employee directors during the fiscal year ended December 31, 2010.   Compensation information for Ronald Schad, our Chief Executive Officer and President and the Chief Executive Officer and President of Essex Crane, is set forth in the Summary Compensation Table above.

Non-employee directors received $260,000 in 2010 for serving as members of our Board of Directors.  Non-employee directors received no additional amounts in 2010 for serving on our Audit Committee, Compensation Committee, or Corporate Governance/Nominating Committee.  Non-employee directors also received reimbursement for out-of-pocket expenses incurred in performing their duties on behalf of the Company.

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Laurence S. Levy*	$65,000	$-	$-	$-	$-	$-	$65,000
Edward Levy*	65,000	-	-	-	-	-	65,000
Daniel H. Blumenthal	65,000	-	-	-	-	-	65,000
John G. Nestor **	$65,000	$-	$-	$-	$-	$-	$65,000

*
Except as set forth above in the section entitled “Certain Relationships and Related Party Transactions”, neither Laurence Levy nor Edward Levy received compensation for their service as directors prior to the acquisition of Essex Crane on October 31, 2008.

**	Mr. Nestor joined our Board of Directors on September 1, 2009 and as such received no compensation for serving as a director prior to such date.

Effective January 1, 2011, the Board of Directors approved an increase in the amount of fees for non-employee directors to $75,000 per annum for serving as members of our Board of Directors.

Subject to the restrictions contained in the Company’s Insider Trading Policy and Procedures or applicable law, at any time from November 15th through December 1st of a fiscal year, each independent director may, in his discretion, irrevocably elect to receive all or a portion of the his fee for the immediately succeeding fiscal year in the form of shares of our common stock issued pursuant to, and in accordance with, the Hyde Park Acquisition Corp. 2008 Long Term Incentive Plan, which we refer to as the Plan, or such other similar plan authorizing the issuance of shares of our common stock to non-employee directors of the Corporation as may be in effect on the date of such election.

In the event that an independent director elects to receive all or a portion of his annual fee in the form of our common stock in lieu of cash, the portion of the annual fee payable in common stock will be allocated equally among the four quarters of the fiscal year for which such election has been made, and the number of shares of common stock issuable to such independent director as of the end of each fiscal quarter will be determined by dividing (x) the dollar value of the annual fee payable in common stock allocated to the fiscal quarter, by (y) the Fair Market Value (as defined in the Plan) of the shares of common stock as of the close of business on the last day of such fiscal quarter;

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm to audit and report upon our consolidated financial statements for the fiscal year ending December 31, 2011.  Although stockholder ratification of the Board of Directors’ action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2012.

It is expected that representatives of Grant Thornton LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of the independent registered public accounting firm.  Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the independent registered public accounting firm unless otherwise specified in the proxy.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On December 11, 2008, we notified our independent registered public accounting firm, McGladrey & Pullen, LLP (“McGladrey”) of our intention to engage Grant Thornton LLP as our new independent registered public accounting firm, at which time we dismissed McGladrey.

McGladrey’s reports on our financial statements for the two years preceding such dismissal did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles.

The decision to change our independent registered public accounting firm was unanimously approved by our Board of Directors.

There were no disagreements between us and McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to McGladrey’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

On December 11, 2008, we engaged Grant Thornton LLP as our new independent registered public accounting firm.  Prior to the time we engaged Grant Thornton LLP, we did not consult Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or any other matters or reportable events as set forth in Item 304(a)(2) of Regulation S-K.

Principal Accountant Fees and Services

Fees billed to the Company by Grant Thornton LLP for the years ended December 31, 2010 and 2009 were as follows:

	Grant Thornton LLP
Type of Fees	2010	2009	% Change

Audit fees (1)	$609,932	$421,248	44.8%

Audit-related fees (2)	-	-	0.0%

Subtotal:	609,932	421,248	44.8%

Tax fees (3)	136,460	143,543	-4.9%

All other fees (4)	-	-	0.0%

Total Fees:	$746,392	$564,791	32.2%

(1)
The aggregate fees billed by Grant Thornton LLP related to the fiscal year ended December 31, 2010 were for professional services rendered for the audit of our annual financial statements and internal control over financial reporting, the review of the Company’s interim financial statements included in the respective Quarterly Reports on Form 10-Q, for consents related to SEC registration statements, review of SEC correspondence materials and services that were provided in connection with statutory and regulatory filings or engagements.  The aggregate fees billed by Grant Thornton LLP related to the fiscal year ended December 31, 2009 were for professional services rendered for the audit of our annual financial statements and internal control over financial reporting, the review of the Company’s interim financial statements included in the respective Quarterly Reports on Form 10-Q, for consents related to SEC registration statements, review of SEC correspondence materials and services that were provided in connection with statutory and regulatory filings or engagements.

(2)
Other than the audit fees described above, for the fiscal years ended December 31, 2010 and 2009, Grant Thornton LLP did not perform any other services or bill any fees for assurance and related services that were reasonably related to the performance of the audit of our financial statements.

(3)
Tax compliance and preparation fees are primarily incurred for the preparation of tax returns for the Company and subsidiaries, claims for refunds, responding to inquiries from taxing agencies and tax structure planning.

(4)	For the years ended December 31, 2010 and 2009, we incurred no other fees from Grant Thornton LLP.

Policy on Pre-Approval of Services Provided by Grant Thornton LLP

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm.  The Audit Committee preapproves all audit and non-audit services provided by the independent registered public accounting firm, other than de minimis non-audit services, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or, the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to cast an advisory (non-binding) vote on executive compensation as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.

As described in the Compensation Discussion and Analysis, our compensation program is designed to attract and retain the most qualified executives while motivating high company performance and align our executive officers’ interests with those of our shareholders. Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section, include:

Pay opportunities that are based on:

•       general economic conditions;
•       the Company’s overall performance and profitability;
•       historical compensation practices of the Company and current and historical compensation practices of peer companies;
•       each executive’s performance, skill sets and roles in the Company;
•       the Company’s need for skill sets and the global or regional market for the executive’s skill sets.

The say-on-pay vote gives you as a shareholder the opportunity to express your views on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation or our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related disclosure in this proxy statement.”

Because this vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Compensation Committee and the Board value the opinions of the Company’s shareholders, and will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

Proposal 3 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” Proposal 3.

PROPOSAL 4 - ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

The Dodd-Frank Act and Section 14A of the Exchange Act also require us to provide shareholders the right to cast an advisory (non-binding) vote regarding how frequently the company should include in its proxy materials a proposal similar to Proposal 3 regarding the approval of the compensation awarded to our executives. Shareholders may vote for the proposal to be included in our proxy statement every one, two or three years (or abstain from voting).

The Board recommends that a say-on-pay shareholder advisory vote, similar to Proposal 3 be included in the Company’s proxy statement every year. The Board believes that a say-on-pay vote every year by shareholders provides the highest level of accountability and direct communication between the Company and its shareholders by enabling the say-on-pay vote to correspond to the majority of the information presented in the accompanying proxy statement for the applicable meeting of shareholders.

You may cast your vote on your preferred voting frequency by choosing the option of 1 year, 2 years, or 3 years, or abstaining from voting, when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the Company or the Board and, notwithstanding the results of such vote, the Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by shareholders.

Vote Required

Proposal 4 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “1 YEAR” for Proposal 4.

PROPOSAL 5 – LONG-TERM INCENTIVE PLAN

General Description of the Incentive Plan

In April 2011, the Company’s Board of Directors adopted the Company’s 2011 Long Term Incentive Plan (which we sometimes refer to as the Incentive Plan), subject to approval by the Company’s stockholders.  The Company’s stockholders are now requested to approve the adoption of the Incentive Plan.

A general description of the basic features of the Incentive Plan is set forth below.  Such description is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth as Annex A to this Proxy Statement.

Purpose

The purpose of the Incentive Plan is to further promote the interests of the Company, its subsidiaries  and its stockholders by enabling the Company and its subsidiaries to attract, retain and motivate employees, non-employee directors and consultants or those who will become employees, non-employee directors or consultants, and to align the interests of those individuals and the Company’s stockholders.

Number Of Shares

The maximum number of shares of the Company common stock as to which awards may be granted under the Incentive Plan may not exceed 1,500,000 shares, which represents approximately 6% of the total common shares outstanding as of April 29, 2011. Based on the closing price for our common stock on April 28, 2011 of $7.21 per share, the aggregate market value of such shares is $10,815,000.  Shares of the Company common stock subject to issuance upon exercise or settlement of awards with respect to stock options, stock appreciation rights, restricted stock and restricted stock units shall count against this limit.  Awards of performance units, which are paid in cash, are not subject to this limit and will not count against the number of shares of the Company common stock available under the Incentive Plan.  Subject to the maximum number of shares available for issuance under the Incentive Plan, there is no maximum number of shares that may be awarded in any calendar year to any participant.  The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the Incentive Plan are subject to proportional adjustment as determined by the Company’s Board to reflect certain stock changes, such as stock dividends and stock splits (see “Recapitalization Adjustments” below).

If any awards under the Incentive Plan expire or terminate unexercised, the shares of common stock allocable to the unexercised or terminated portion of such award shall again be available for award under the Incentive Plan.

Administration

The administration, interpretation and operation of the Incentive Plan will be vested in the Compensation Committee of the Company’s Board of Directors.  The Compensation Committee may designate persons other than members of the Compensation Committee to carry out the day-to-day administration of the Incentive Plan.

Eligibility

The Incentive Plan permits awards to employees, non-employee directors of, and consultants to the Company and its subsidiaries.

Except as described below, no determination has been made as to future awards which may be granted under the Incentive Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company pursuant to their current employment agreements. However, on January 14, 2011, the Compensation Committee granted the options set forth below to the Company’s Chief Executive Officer and Chief Financial Officer.  The exercise of such options is subject to approval of the Incentive Plan by the Company’s shareholders and will vest as follows: one-third (1/3) of such options will vest and become exercisable on each of January 1, 2012, January 1, 2013 and January 1, 2014, provided that the option holder is employed by or performing services for the Essex Rental and/or one of its subsidiaries at the time of the applicable vesting date.

NEW PLAN BENEFITS

Essex Rental Corp. 2011 Long-Term Incentive Plan

Name and Position	Dollar Value ($)	Number of Units
Ronald Schad (CEO)	$206,447	64,717
Martin Kroll (CFO)	$79,138	24,808

Had the Incentive Plan been had been in effect during 2010, the executive officers, directors and employees of the Company would have received the following benefits under the Incentive Plan:

NEW PLAN BENEFITS

Essex Rental Corp. 2011 Long-Term Incentive Plan

Name and Position	Dollar Value ($)	Number of Units
Ronald Schad (CEO)	$206,447	64,717
Martin Kroll (CFO)	$79,138	24,808
Executive Group	$285,585	89,525
Non-Executive Director Group	$-	-
Non-Executive Officer Employee Group	$58,492	18,336

Awards Under the Incentive Plan

Awards under the Incentive Plan may consist of stock options, stock appreciation rights (which are sometimes referred to as SARs), restricted shares, restricted stock units or performance unit awards, each of which is described below.  All awards will be evidenced by an award agreement between the Company and the individual participant and approved by the Compensation Committee.  In the discretion of the Compensation Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.

Stock Options and Stock Appreciation Rights

A stock option is an award that entitles a participant to purchase shares of the Company common stock at a price fixed at the time the option is granted.  Stock options granted under the Incentive Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options, and may be granted alone or in addition to other awards under the Incentive Plan.

An SAR entitles a participant to receive, upon exercise, an amount equal to:

•          the excess of

•          the fair market value on the exercise date of a share of the Company common stock, over

•          the fair market value of a share of the Company common stock on the date the SAR was granted,

•          multiplied by the number of shares of the Company common stock for which the SAR has been exercised.

The exercise price and other terms and conditions of stock options and the terms and conditions of SARs will be determined by the Compensation Committee at the time of grant, and in the case of stock options, the exercise price per share may not be less than 100 percent of the fair market value of a share of the Company common stock on the date of the grant, unless the formula used by the Compensation Committee determines the exercise price of the Stock Option using an averaging or weighted averaging of the fair market value of the Common Stock over a period of time.  In addition, the term of any incentive stock options granted under the Incentive Plan may not exceed ten years.  An option or SAR grant under the Incentive Plan does not provide the recipient of the option any rights as a stockholder and such rights will accrue only as to shares actually purchased through the exercise of an option or the settlement of an SAR.

If stock options and SARs are granted together in tandem, the exercise of such stock option or the related SAR will result in the cancellation of the related stock option or SAR to the extent of the number of shares in respect of which such option or SAR has been exercised.

Stock options and SARs granted under the Incentive Plan shall become exercisable at such time as designated by the Compensation Committee at the time of grant.

Payment for shares issuable pursuant to the exercise of a stock option may be made either in cash, by certified check, bank draft, or money order payable to the order of the Company, or by payment through any other mechanism permitted by the Compensation Committee, including, if the Compensation Committee so determines, by delivery of shares of the Company common stock.

In addition, the Compensation Committee, in its sole discretion, may provide in any stock option or SAR award agreement that the recipient of the stock option or SAR will be entitled to dividend equivalents with respect to such award.  In such instance, in respect of any such award which is outstanding on a dividend record date for the Company common stock, the participant would be entitled to an amount equal to the amount of cash or stock dividends that would have paid on the shares of the Company common stock covered by such stock option or SAR award had such shares of the Company common stock been outstanding on the dividend record date.

Restricted Share Awards and Restricted Stock Units

Restricted share awards are grants of the Company common stock made to a participant subject to conditions established by the Compensation Committee in the relevant award agreement on the date of grant.  Restricted stock units are similar to restricted shares except that no shares of common stock are actually awarded to a participant on the date of grant and the common stock underlying the award will generally be provided to the participant after the vesting conditions have been satisfied.

Restricted shares and restricted stock units will vest in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement.  A participant may not sell or otherwise dispose of restricted shares or restricted stock units until the conditions imposed by the Compensation Committee with respect to such shares and/or units have been satisfied.  Restricted share awards and restricted stock units under the Incentive Plan may be granted alone or in addition to any other awards under the Incentive Plan.  Restricted shares which vest will be reissued as unrestricted shares of the Company common stock.

Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares.  Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares.  Participants receiving grants of restricted stock units will not be stockholders until the common stock underlying the award is provided to them and they will not enjoy the rights of stockholders (such as receiving dividends and voting or executing proxies) until that time.

Performance Units

Performance units (with each unit representing a monetary amount designated in advance by the Compensation Committee) are awards which may be granted to participants alone or in addition to any other awards granted under the Incentive Plan.  Generally, participants receiving performance unit grants will only earn such units if certain performance goals are satisfied during a designated performance period.  The Compensation Committee will establish such performance goals and may use measures such as level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, Cash EBITDA, completion of acquisitions and/or divestitures, comparisons to peer companies, individual or aggregate participant performance or such other measure or measures of performance as the Compensation Committee determines.  The participant may forfeit such units in the event the performance goals are not met.  If all or a portion of a performance unit is earned, payment of the designated value thereof will be made in cash, unrestricted shares of the Company common stock, in restricted shares or in any combination thereof, as provided in the relevant award agreement.

Performance Goals For Qualified Performance-Based Compensation

Section 162(m) of the Code limits the Company’s ability to deduct compensation paid to its senior executive officers, unless the compensation qualifies as “qualified performance-based compensation,” as defined in that section and the regulations promulgated under that section.  In order to qualify as “qualified performance-based compensation,” the material terms of the performance goals must be disclosed to the Company’s stockholders and approved by the stockholders.  Among the material terms of the performance goals are descriptions of the business criteria on which the performance goals will be based.

The Company intends to have the Incentive Plan satisfy the requirements of Section 162(m) so that the Compensation Committee is able to grant awards satisfying the requirements of “qualified performance-based compensation.”  Consequently, the Company must disclose, and you must approve its use of, the following business criteria in establishing performance goals under the plan:

•          level of sales,

•          earnings per share,

•          income before income taxes and cumulative effect of accounting changes,

•          income before cumulative effect of accounting changes,

•          net income,

•          earnings before interest and taxes, return on assets,

•          return on equity,

•          return on capital employed,

•          total stockholder return,

•          market valuation,

•          cash flow,

•          EBITDA,

•          EBITDA from rental of cranes and attachments,

•          crane sales revenues,

•          working capital,

•          comparisons to peer companies, and

•          completion of acquisitions and/or divestitures.

These performance goals will be based on any of the above business criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Compensation Committee may determine.  Such business criteria will have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures.  Any such business criterion or combination of such criteria may apply to a participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify.

Your approval of the Incentive Plan will be an approval of the Compensation Committee’s use of the business criteria described herein in establishing performance goals.

Recapitalization Adjustments

Awards granted under the Incentive Plan, any agreements evidencing such awards and the maximum number of shares of the Company common stock subject to all awards, as well as the per participant per calendar year limitations described above, shall be subject to adjustment or substitution, as determined by the Company’s Board of Directors, as to the number, price or kind of a security or other consideration subject to such awards or as otherwise determined by the Board to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Incentive Plan.  The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Mergers And Other Similar Events

In the event of any of the following,

A.           The Company is merged into or consolidated with another corporation or entity;

B.           All or substantially all of the assets of the Company are acquired by another person; or

C.           The reorganization or liquidation of the Company;

then the Company’s Board of Directors may cancel any outstanding awards and cause the holders thereof to be paid, in cash, securities or other property (including any securities or other property of a successor or acquirer), or any combination thereof, the value of such awards as determined by the Company Board of Directors, in its sole discretion (e.g., in the case of Stock Options, based upon the excess of the value of a share of the Company common stock over the exercise price per share).  The Company’s Board of Directors may provide that such cash, securities or other property is subject to vesting and/or exercisability terms similar to the award being cancelled.

Amendment, Suspension or Termination of the Incentive Plan

Unless earlier terminated by the Company’s Board of Directors, the Incentive Plan shall terminate on the date 10 years after the date the first award is granted thereunder.  The Board may amend, suspend or terminate the Incentive Plan (or any portion thereof) at any time.  However, no amendment shall (a) materially and adversely affect the rights of any participant under any outstanding award, without the consent of such participant (except as described below) or (b) increase the number of shares available for awards under the Incentive Plan without stockholder approval.

Section 409A of the Code provides substantial penalties to persons deferring taxable income, unless the requirements of Section 409A have been satisfied.  Many awards provided under the Incentive Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A.  As of the date this proxy statement is being prepared, the Internal Revenue Service has not yet issued final regulations interpreting Section 409A, but they are expected to be issued in the near future.  These final regulations, when issued, may require amendments to be made to the Incentive Plan.  Consequently, the Incentive Plan explicitly provides that the Company’s Board of Directors may amend the Incentive Plan, without participant consent, in any way it deems appropriate, even if such amendment would materially and adversely affect the rights of participants to satisfy Section 409A and the regulations that will be issued thereunder.

Certain Federal Income Tax Consequences of the Incentive Plan

The following is a brief and general summary of some United States federal income tax consequences applicable to the Incentive Plan.  The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction.  Because the tax consequences of events and transactions under the Incentive Plan depend upon various factors, including an individual’s own tax status, each participant who receives an award under the Incentive Plan should consult a tax advisor.

Incentive Stock Options

Stock options granted under the Incentive Plan may qualify as incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options.  Upon the grant of an incentive stock option, the optionee will not recognize any income.  Generally, no income is recognized by the optionee upon the exercise of an incentive stock option.  The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition.  If the shares are disposed of by the optionee after the later to occur of (i) the end of the two year period beginning the day after the day the incentive stock option is awarded to the optionee, or (ii) the end of the one-year period beginning on the day after the day the shares are issued to the optionee (we refer to the later of (i) or (ii) as the ISO Holding Period), any gain or loss realized upon such disposition will be long-term capital gain or loss, and the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise.  For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the option price.

Generally, if the shares are disposed of by the optionee in a taxable disposition within the two year period beginning on the day after the day the option was awarded to the optionee, or the one-year period beginning on the day after the day the shares are issued to the optionee, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") equal to the amount of ordinary income realized by the optionee.  Any amount realized upon such a disposition by the optionee in excess of the fair market value of the shares on the exercise date will be capital gain.

If an optionee has not remained an employee of the Company or it subsidiaries during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised (other than in the case of the optionee's death), the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

Non-Qualified Stock Options

In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income.  At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions"), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price.  Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares.  For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the fair market value of such shares on the exercise date.

Effect of Share-for-Share Exercise

If an optionee elects to tender shares of the Company common stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares.  However, if the shares tendered in connection with any share-for-share exercise were previously acquired upon the exercise of an incentive stock option, and such share-for-share exercise occurs during the ISO Holding Period for such shares, then there will be a taxable disposition of the tendered shares with the tax consequences described above for the taxable dispositions during the ISO Holding Period of the shares acquired upon the exercise of an incentive stock option.

If the optionee tenders shares upon the exercise of a nonqualified option, the optionee will recognize compensation taxable as ordinary income and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

Restricted Shares

A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under Section 83(b) of the Code in respect of such grant, as described below.  Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and the Company will be entitled to a deduction, in an amount equal to the amount of ordinary income recognized by the participant.  After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a dividend taxable as ordinary income, and the Company will not be entitled to a deduction in respect of any such dividend payment.

Unless the participant has made an election under Section 83(b) of the Code (as described below), at the time the terms and conditions applicable to the restricted shares are satisfied, a participant will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction, in an amount equal to the then fair market value of the shares of  the Company common stock or which the terms and conditions applicable to the restricted share award have been satisfied.  The participant’s tax basis for any such shares of the Company common stock would be the fair market value on the date such terms and conditions are satisfied.

A participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant.  Such an election must be made by the participant not later than 30 days after the date of grant.  If such an election is made, no income would be recognized by the participant (and the Company will not be entitled to a corresponding deduction) at the time the applicable terms and conditions are satisfied.  The participant’s tax basis for the restricted shares received and for any shares of the Company common stock subsequently held in respect thereof would be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant.  If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.

The holding period for capital gain or loss purposes in respect of the Company common stock underlying an award of restricted shares shall commence when the terms and conditions applicable to the restricted shares are satisfied, unless the participant makes a timely election under Section 83(b) of the Code.  In such case, the holding period will commence immediately after the grant of such restricted shares.

Performance Units and Restricted Stock Units

A participant will not recognize any income upon the award of a performance unit or restricted stock unit.  A participant will generally recognize compensation taxable as ordinary income when he or she receives payment with respect to a performance unit or a restricted stock unit, and at such time the Company will generally be entitled to a deduction equal to the amount of cash or the then fair market value of unrestricted the Company common stock received by the participant in payment of the performance units or restricted stock units.  The participant’s tax basis for any such shares of the Company common stock would be the fair market value on the date such unrestricted shares are transferred to the participant.  If all or a portion of the performance units or restricted stock units are paid in restricted shares, see "Restricted Shares" above for a discussion of the applicable tax treatment.

Limits on Deductions

Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation.  The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

The Company has structured the Incentive Plan so that the Company may claim a deduction in connection with (i) the exercise of non-qualified stock options and/or SARs, (ii) the disposition during the ISO Holding Period by an optionee of shares acquired upon the exercise of incentive stock options, and (iii) the payment of any performance units or restricted stock units, provided that, in each case, the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards.  Any awards, other than stock options and SARs, which vest solely as a result of the passage of time will not be qualified performance-based compensation under Section 162(m) of the Code (e.g., certain restricted stock, restricted stock units and performance units), and amounts for which the Company may claim a deduction upon the lapse of any restrictions on such awards will be subject to the limitations on deductibility under Section 162(m).

However, the Incentive Plan does permit the Compensation Committee to make awards that will not qualify as “qualified performance-based compensation” within the meaning of Section 162(m) and, while the Compensation Committee expects that a significant portion of the awards it grants under the Incentive Plan will be “qualified performance-based compensation,” the Compensation Committee may very well make various awards that do not satisfy those requirements.

Section 409A

Section 409A of the Code provides substantial penalties (described below) to persons deferring taxable income, unless the requirements of Section 409A have been satisfied.  Many awards provided under the Incentive Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A.  As of the date this proxy statement is being prepared, the Internal Revenue Service has not yet issued final regulations interpreting Section 409A, but they are expected to be issued in the near future.  While it is the intention of the Company’s Board of Directors to prevent awards made under the Incentive Plan from being subject to Section 409A and failing to satisfy the requirements of Section 409A, there can be no assurance that awards made under the Incentive Plan which are subject to Section 409A will satisfy the requirements of Section 409A.

In the event that an award made under the Incentive Plan is subject to Section 409A, but does not satisfy the requirements of that Section, then the affected participant will incur an additional 20% penalty of the amount found to be improperly deferred, as well as full taxation of that amount and interest on that amount from the date when that amount became vested.  In addition, other deferrals by that participant found to be part of the same “plan,” even if the deferrals themselves satisfied Section 409A, would also be treated as failing to satisfy Section 409A and, with respect to those deferrals, the participant would also incur an additional 20% penalty of the amount deferred, as well as full taxation of that amount and interest on that amount from the date it became vested.

Additional Information

The recognition by an employee of compensation income with respect to a grant or an award under the Incentive Plan will be subject to withholding for federal income and employment tax purposes.  If an employee, to the extent permitted by the terms of a grant or award under the Incentive Plan, uses shares of the Company common stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of the Company common stock.

In the event that certain compensation payments or other benefits received by "disqualified individuals" (as defined in Section 280G(c) of the Code) under the Incentive Plan may cause or result in "excess parachute payments" (as defined in Section 280G(b)(I) of the Code) then, pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by the Company.  In addition, Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such excess parachute payment received by such a disqualified individual, and any such excess parachute payments will not be deductible by the Company (or a subsidiary).

Effective Date

The Incentive Plan is effective on April 28, 2011, the date of its adoption by the Board of Directors subject to stockholder approval.  The Incentive Plan will terminate on the date 10 years after the date of its adoption by the Board of Directors, except with respect to awards then outstanding.  After such date no further awards will be granted under the Incentive Plan unless the Incentive Plan is extended by the Board.

Consequences if Incentive Plan is Not Approved

If the Incentive Plan is not approved by the stockholders, the Company may be limited in its ability to compensate its officers, directors and employees with equity securities.    In addition, if the Incentive Plan is not approved, options to purchase up to 107,861 shares of our common stock granted to our Chief Executive Officer, Chief Financial Officer and other non-executive managers on January 14, 2011 will not become exercisable unless a long-term incentive plan providing for the issuance of such shares is approved in the future.

Vote Required

Proposal 5 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” Proposal 5.

Other Matters

Any proposal of an eligible stockholder intended to be presented at the next annual meeting of stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting no later than January 3, 2012.  The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next annual meeting of stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or prior to March 16, 2012 and certain other conditions of the applicable rules of the SEC are satisfied.  Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.

We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation.  In addition to solicitation of proxies by use of the mails, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.

We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies.  We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO MARTIN KROLL, CHIEF FINANCIAL OFFICER, ESSEX RENTAL CORP., 1110 LAKE COOK ROAD, SUITE 220, BUFFALO GROVE ILLINOIS, 60089 OR AVAILABLE UNDER THE INVESTOR RELATIONS SECTION OF OUR WEBSITE AT WWW.ESSEXRENTALCORP.COM.

Our Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders.  However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING WHITE FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors,

CAROL ZELINSKI, Secretary
500 Fifth Avenue, 50th Floor New York, New York April 29, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held June 16, 2011.

The Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2010 are available at:  http://www.cstproxy.com/essexrentalcorp/2011

Your Vote is Important
Please vote as soon as possible by signing,
dating and returning the enclosed Proxy Card

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
				Please mark your votes like this	☒
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVE, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSALS 2, 3, AND 5 AND 1 YEAR FOR PROPOSAL 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE DIRECTOR-NOMINEES:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Class A Directors	☐	☐	☐
01)Edward Levy
02)Daniel H. Blumenthal
03)John G. Nestor

			FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.			☐	☐	☐

			FOR	AGAINST	ABSTAIN
3. To approve, on a non-binding advisory basis, executive compensation, as disclosed in the proxy statement.			☐	☐	☐

		1YEAR	2 YEARS	3 YEARS	ABSTAIN
4. To vote, on a non-binding advisory basis, for the frequency of the advisory vote on executive compensation.		☐	☐	☐	☐

			FOR	AGAINST	ABSTAIN
5. To approve the Company’s 2011 Long-Term Incentive Plan.			☐	☐	☐

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date and sign and return promptly this proxy in the enclosed envelope.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature__________________________ Signature if held jointly__________________________ Dated__________ 2011

Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

ESSEX RENTAL CORP.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2011.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints LAURENCE S. LEVY and MARTIN KROLL, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Essex Rental Corp. (the “Company”) on Thursday, June 16, 2011, at the offices of Hyde Park Holdings, LLC, 500 Fifth Avenue, 50th Floor, New York, New York 10110 on Thursday, June 16, 2011 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted “FOR” the election of the nominees listed for Class A Directors on the reverse side; FOR ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of Essex Rental Corp. for the fiscal year ending December 31, 2011; “FOR” Proposal 3; “1 YEAR” for Proposal 4; “FOR” the approval of the Company’s Long-Term Incentive Plan; and in the discretion of the proxy holders on any other matter which comes before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting. This proxy may be revoked at any time prior to the time it is voted.

Only stockholders of record at the close of business on April 29, 2011 are entitled to notice of, and to vote at the meeting and any adjournment or postponement thereof.

(Continued and to be dated and signed on reverse side)

ANNEX A

ESSEX RENTAL CORP.

2011 LONG-TERM INCENTIVE PLAN

*  *  *  *  *

1.           Purpose.     The purpose of the 2011 Long-Term Incentive Plan (the “Plan”) is to further and promote the interests of Essex Rental Corp. (the “Company”), its Subsidiaries (as defined below) and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees, non-employee directors and consultants or those who will become employees, non-employee directors or consultants, and to align the interests of those individuals and the Company’s shareholders.

2.           Definitions.     For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1           “Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.

2.2           “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 15.6 of the Plan in connection with the granting of an Award.

2.3           “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4           “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5           “Committee” means the committee of the Board established to administer the Plan, as described in Section 3 of the Plan.

2.6           “Common Stock” means the Common Stock, par value $0.0001 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.7           “Company” means Essex Rental Corp., a Delaware corporation, or any successor corporation to Essex Rental Corp.

2.8           “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.9           “Fair Market Value” of the Company’s Common Stock on a Trading Day means the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over the counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose.  In addition, for purposes of this definition, a “Trading Day” shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over the counter market, a business day during which the over the counter market was open for trading and at least one “eligible dealer” quoted both a bid and asked price for the Common Stock.  An “eligible  dealer” for any day shall include any broker dealer who quoted both a bid and asked price for such day, but shall not include any broker dealer who quoted only a bid or only an asked price for such day.  In the event the Company’s Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith in whatever manner it considers appropriate.

2.10           “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.11           “Non-Qualified Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

2.12           “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.13           “Performance Units” means the monetary units granted under Section 9 of the Plan and the relevant Award Agreement.

2.14           “Plan” means the Essex Rental Corp. 2011 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.15           “Restricted Shares” means the restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.16           "Restricted Stock Unit" means an Award granted to a Participant pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement, except no shares of Common Stock are actually awarded to the Participant on the date of grant.

2.17           “Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

2.18           "Subsidiary(ies)" means any corporation (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or membership interests in one of the other entities in such chain.

3.           Administration.

3.1           The Committee.  The Plan shall be administered by the Committee.  The Committee shall be appointed from time to time by the Board and shall be comprised solely of not less than two (2) of the then members of the Board who are Non-Employee Directors (within the meaning of SEC Rule 16b-3(b)(3)) of the Company and Outside Directors (within the meaning of Section 162(m) of the Code).  Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

3.2           Plan Administration and Plan Rules.  The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan.  Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and in such forms as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan, any Award Agreement, and/or any other applicable agreement.  The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants.  The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.  Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.  The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such forms as are approved by the Committee.

3.3           Liability Limitation.  Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

4.	Term of Plan/Common Stock Subject to Plan.

4.1           Term.  The Plan shall terminate on the tenth anniversary of the Board’s approval of the Plan, except with respect to Awards then outstanding.  After such date no further Awards shall be granted under the Plan.

4.2           Common Stock.  The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 13.2 of the Plan, shall not exceed 1,500,000 shares of Common Stock.  In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan.  Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares.  No fractional shares of Common Stock shall be issued under the Plan.

4.3           Computation of Available Shares.  For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan and the number of shares of Common Stock issued under grants of Restricted Shares and Restricted Stock Units pursuant to Section 8 of the Plan, in each case determined as of the date on which such Awards are granted.  Awards of Performance Units, which are paid in cash, are not limited by this Section and do not count against the number of shares of Common Stock available under the Plan.  If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

5.           Eligibility.  Individuals eligible for Awards under the Plan shall be determined by the Committee in its sole discretion and shall be limited to the employees, non-employee directors of, and consultants to the Company and its Subsidiaries.

6.           Stock Options.

6.1           Terms and Conditions.  Stock options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the “Stock Option(s))”.  Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.  The Committee may also provide that certain Stock Options shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee (in such a situation, the Committee may provide that a number of shares of Common Stock with a Fair Market Value equal to or greater than the total exercise price be withheld to satisfy the exercise price and, in the event the Fair Market Value of the shares of Common Stock withheld exceeded the total exercise price, the Committee may provide that any excess be paid to the Participant in cash, securities or other property).

6.2           Grant.  Stock Options may be granted under the Plan in such form as the Committee may from time to time approve.  Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights.  Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Shareholder”).

6.3           Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option, unless the formula used by the Committee determines the exercise price of the Stock Option using an averaging or weighted averaging of the Fair Market Value of the Common Stock over a period of time.  In the case of a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant regardless of the method used to determine the exercise price of the Stock Option.

6.4           Term.  The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Shareholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5           Method of Exercise.  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or such other person as may be designated by the Company, specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft, or money order payable to the order of the Company, or by payment through any other mechanism permitted by the Committee, including, if the Committee so determines, by delivery of shares of Common Stock.  The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.  Any portion of a Stock Option that is exercised may not be exercised again.

6.6           Tandem Grants.  If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent such Participant exercises the Stock Appreciation Right to which such Stock Appreciation Right is related.

7.           Stock Appreciation Rights.

7.1           Terms and Conditions.  The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2           Stock Appreciation Rights.  A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

7.3           Grant.  Stock Appreciation Rights may be granted under the Plan in such form as the Committee may from time to time approve.  A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

7.4           Term.  The term of each Stock Appreciation Right shall be such period of time as is fixed by the Committee.

7.5           Method of Exercise.  A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or such other person as may be designated by the Company, specifying the number of shares for which the Stock Appreciation Right is being exercised.  Any portion of a Stock Appreciation Right that is exercised may not be exercised again.

7.6           Tandem Grants.  If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

8.           Restricted Shares and Restricted Stock Units.

8.1           Terms and Conditions.  Awards of Restricted Shares and/or Restricted Stock Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement or other applicable agreement.  Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares and/or Restricted Stock Units to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Shares and/or Restricted Stock Units grant made to any Participant.  With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares.  Such stock certificate(s) shall be registered in the name of the Participant, and shall bear, among other required legends, the following legend (or such other legends as the Committee shall, in its sole discretion, determine):

"THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE ESSEX RENTAL CORP. 2011 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND ESSEX RENTAL CORP.  COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF ESSEX RENTAL CORP., 500 FIFTH AVENUE, 50TH FLOOR, NEW YORK, NEW YORK 10110.  ESSEX RENTAL CORP. WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT.  ESSEX RENTAL CORP. RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED."

The stock certificate evidencing Restricted Shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

8.2           Restricted Share and/or Restricted Stock Unit Grants.  A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service for any reason or for specified reasons within a specified period of time (including, without limitation, the failure to achieve designated performance goals).  Restricted Stock Units shall be similar to Restricted Shares except that no shares of Common Stock are actually awarded to the Participant on the date of grant.

8.3           Restriction Period.  In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares and/or Restricted Stock Units shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and any other applicable restrictions, terms and conditions relating to such Restricted Shares and/or Restricted Stock Units, if any, as the Committee may establish in the relevant Award Agreement or other applicable agreement (the "Restriction Period").  During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award.  Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive the Restricted Shares and/or Restricted Stock Units or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan.

8.4           Payment of Restricted Share and/or Restricted Stock Unit Grants.  After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 8.1 hereof, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.  Except as otherwise provided in this Section 8 or under applicable law, Restricted Stock Units shall be paid on such date and in such form (e.g., cash, shares, or a combination of cash and shares) as the Committee, in its sole discretion, shall determine.

8.5           Stockholder Rights.  A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights (including the right to receive dividends), in the Committee’s discretion,  are limited or restricted under the Plan or in the relevant Award Agreement or in any other applicable agreement).  Any stock dividends paid in respect of unvested Restricted Shares shall (to the extent the unvested Restricted Shares are entitled to receive dividends) be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.  There shall be no shareholder rights with respect to any Restricted Stock Units granted hereunder.

9.           Performance Units.

9.1           Terms and Conditions.  Performance Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

9.2           Performance Unit Grants.  A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.

9.3           Grants.  Performance Units may be granted alone or in addition to any other Awards under the Plan.  Subject to the terms of the Plan, the Committee shall determine the number of Performance Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units granted to any Participant.

9.4           Performance Goals and Performance Periods.  Participants receiving a grant of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company and/or the Participant achieves certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”).  The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion.  The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.  The Committee shall also establish a schedule or schedules for Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period.  In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, cash EBITDA, completion of acquisitions and/or divestitures, comparisons to peer companies, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate.  Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion).  During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time.

9.5           Payment of Units.  With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit times the number of such units so earned.  Payment in settlement of earned Performance Units shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, or in Restricted Shares, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement.

10. 162(m) Provisions.

10.1           Performance-Based Awards.  Performance Units, Restricted Shares, Restricted Stock Units and other Awards subject to performance criteria that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder.  These performance goals shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, EBITDA from equipment rentals, equipment sales revenue, working capital, comparisons to peer companies, and completion of acquisitions and/or divestitures.  The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures.  Any such performance criterion or combination of such criteria may apply to a Participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.  The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.  For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.

10.2           Maximum Yearly Awards.  The maximum annual Common Stock amounts in this Section 10.2 are subject to adjustment under Section 13.2 and are subject to the Plan maximum under Section 4.2.

10.2.1
Performance-Based Awards. No more than 1,500,000 shares of Common Stock (or the then equivalent Fair Market Value thereof) may be granted to any individual Participant in any calendar year in Performance Units, performance-based Restricted Shares, Restricted Stock Units and other Awards (other than Stock Options and Stock Appreciation Rights), in each case, which are intended to qualify as “qualified performance-based compensation” under Code Section 162(m).  This Section shall not limit the Committee’s ability to grant Awards which are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

10.2.2
Stock Options and SARs. No Participant may receive in any calendar year Awards of Stock Options or Stock Appreciation Rights, which are intended to qualify as “qualified performance-based compensation” under Code Section 162(m), exceeding 1,500,000 underlying shares of Common Stock.  This Section shall not limit the Committee’s ability to grant Awards of Stock Options or Stock Appreciation Rights which are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

11. Dividend Equivalents.  In addition to the provisions of Section 8.5 of the Plan, Awards of Stock Options, and/or Stock Appreciation Rights, may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents.  In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date.  The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

12. Non-transferability of Awards.  Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession.  No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance.  Unless otherwise provided in the Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

13. Changes in Capitalization and Other Matters.

13.1  No Corporate Action Restriction.  The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary.  No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any subsidiary, as a result of any such action.

13.2           Changes in Capital Structure.  Awards granted under the Plan, any agreements evidencing such Awards and the maximum number of shares of Common Stock subject to all Awards stated in Section 4.2 and subject to individual calendar year Awards in Section 10.2 shall be subject to adjustment or substitution, as determined by the Board in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Awards or as otherwise determined by the Board to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following,

A.	The Company is merged into or consolidated with another corporation or entity;

B.	All or substantially all of the assets of the Company are acquired by another person;

C.	The reorganization or liquidation of the Company;

then the Board may, in its discretion and upon at least ten (10) days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, securities or other property (including any securities or other property of a successor or acquirer), or any combination thereof, the value of such Awards as determined by the Board in its sole discretion (e.g., in the case of Stock Options, based upon the excess of the value of a share of Common Stock over the exercise price per share).  The Board may, in its sole discretion, provide that such cash, securities or other property is subject to vesting and/or exercisability terms similar to the Award being cancelled.

14.           Amendment, Suspension and Termination.

14.1           In General.  The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or to be in the best interests of the Company or any Subsidiary.  No such amendment, suspension or termination shall (x) materially and adversely effect the rights of any Participant under any Award, without the consent of such Participant or (y)  increase the number of shares available for Awards pursuant to Section 4.2 without shareholder approval; provided, however, that the Board may amend the Plan, without the consent of any Participants, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated hereunder, including any amendment of the Plan to cause certain Awards not to be subject to Code Section 409A.

14.2           Award Agreement Modifications.  The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Award, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Awards, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants shall become vested, or (c) the performance period or goals in respect of any Performance Units; provided, however that with respect to an Award intended to be “qualified performance-based compensation”, no such amendment or modification may cause the Award to cease to satisfy the requirements of “qualified performance-based compensation”.  No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Award without the consent of such Participant; provided, however, that the Committee may amend an Award, without the consent of the Participant, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated hereunder, including any amendment or modification of such Award so that it is not subject to Code Section 409A.

15.           Miscellaneous.

15.1           Tax Withholding.  The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation.  In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

15.2           No Right to Employment.  Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee, director or consultant of the Company or any Subsidiary any right to continued employment, Board membership or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment, directorship or consulting relationship of any employee, director or consultant at any time for any reason, even if such termination adversely affects such Participant's Awards.

15.3           Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan.  Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement.  No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary.  Nothing contained in the Plan, any Award Agreement or any applicable agreement, shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

15.4           Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation.  Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries.  The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees, non-employee directors and consultants.

15.5           Listing, Registration and Other Legal Compliance.  No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations.  The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations.  Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law.  In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.  With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3.

15.6            Award Agreements.  Each Participant receiving an Award under the Plan shall enter into an Award Agreement and any other agreement with the Company and/or its Subsidiaries as may be required by the Committee in such forms as determined by the Committee.  Each Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

15.7           Designation of Beneficiary.  Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or Stock Appreciation Right or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death.  At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary.  Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.  If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

15.8           Leaves of Absence/Transfers.  The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant.  Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary.  If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfer.

15.9           Governing Law.  The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.  Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

15.10           Effective Date.  The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company’s shareholders in accordance with Sections 162(m) and 422 of the Code.

IN WITNESS WHEREOF, this Plan is adopted by the Company on this 28th     day of April 2011.

ESSEX RENTAL CORP.

By__________________________________
Name:
Title: